As filed with the Securities and Exchange Commission on May 11, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
JEFFERIES FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2615557 (I.R.S. Employer Identification No.)

520 Madison Avenue
New York, New York 10022
(212) 284-2300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael J. Sharp
Jefferies Financial Group Inc.
520 Madison Avenue
New York, New York 10022
(212) 284-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Prabhat K. Mehta
Michael T. Kohler
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300
Approximate date of commencement of proposed sale of the securities to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
Jefferies Financial Group Inc.

Common Shares
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Units
We and/or selling securityholders may offer and sell shares of our common shares, par value $1.00 per share, and we may offer and sell shares of our preferred shares, par value $1.00 per share, senior and/or subordinated debt securities, warrants, purchase contracts or units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The debt securities may consist of debentures, notes or other types of debt. The purchase contracts may obligate you to purchase common shares, preferred shares, debt securities or warrants from us or other securities of ours or debt or equity securities of one or more other entities. The units may consist of common shares, preferred shares, debt securities, warrants or purchase contracts or other securities of ours or debt or equity securities of one or more other entities. The preferred shares, debt securities, warrants, purchase contracts and units may be convertible or exercisable or exchangeable for our common shares, preferred shares or other securities of ours or debt or equity securities of one or more other entities. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.
You should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus, together with the documents we incorporate by reference, before you invest in our securities.
We and/or selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling securityholder. The prospectus supplement will provide the specific terms of the plan of distribution.
This prospectus may be used in connection with market-making transactions in our common shares, preferred shares, debt securities, warrants, purchase contracts and units. Unless you are advised otherwise, this prospectus is being used in a market-making transaction. Please see the “Plan of Distribution” section on page 33 of this prospectus. Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that any affiliate of ours that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.
Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “JEF.”
Investing in our securities involves risks. Please see the “Risk Factors” section on page 4 of this prospectus and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is May 11, 2026

EXPLANATORY NOTE
The prospectus contained herein relates to all of the following:
•	the initial offering of common shares, preferred shares, debt securities, warrants, purchase contracts and units issuable by Jefferies Financial Group Inc.;
•	the offering of such securities by the holders thereof; and
•
market-making transactions from time to time in (1) the securities described above after they are initially offered and sold and (2) the securities of one or more of the same classes that were initially registered under registration statements previously filed by the registrant or registration statements previously filed by Jefferies Group LLC (formerly Jefferies Group, Inc.) and/or Jefferies Group Capital Finance Inc. (the covenants and obligations of which were assumed by us pursuant to the reorganization transactions described in our Current Report on Form 8-K filed on November 1, 2022) and that were initially offered and sold prior to the date of the prospectus contained herein (but are now registered hereunder with respect to ongoing market-making transactions).

When the prospectus is delivered to an investor in an initial or a secondary offering described above, the investor will be informed of that fact in the confirmation of sale or in a prospectus supplement. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.
To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to this base prospectus will be filed.

You should rely only on information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. Our business, financial condition, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we and/or selling securityholders may sell, at any time and from time to time, in one or more offerings, our common shares, preferred shares, debt securities, warrants, purchase contracts or units as described in this prospectus, any accompanying prospectus supplement or any free writing prospectus. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements and any free writing prospectuses. Statements contained in this prospectus, any accompanying prospectus supplement and any free writing prospectuses about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus is correct as of any date after the date of this prospectus, any such accompanying prospectus supplement or any such free writing prospectus, as the case may be. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus, any earlier prospectus supplements and any earlier free writing prospectuses.
Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Jefferies,” “we,” “us,” “our,” “our company” or “the company” refer to Jefferies Financial Group Inc., a New York corporation, and its direct and indirect subsidiaries.
When we use the term “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in the applicable prospectus supplement to this prospectus and may differ from the general terms described herein.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain or incorporate by reference “forward-looking statements,” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” These forward-looking statements are not statements of historical fact and represent only our belief as of the date such statements are made. There are a variety of factors, many of which are beyond our control, which affect our operations, performance, business strategy and results and could cause actual reported results and performance to differ materially from the performance and expectations expressed in these forward-looking statements. These factors include, but are not limited to, financial market volatility, actions and initiatives by current and future competitors, general economic conditions, controls and procedures relating to the close of the quarter, the effects of current, pending and future legislation or rulemaking by regulatory or self-regulatory bodies, regulatory actions, and the other risks and uncertainties that are outlined in our most recently filed Annual Report on Form 10-K, subsequently filed Quarterly Reports on Form 10-Q and other filings we make with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update any forward-looking statements to reflect the impact of circumstances or events that arise after the date of such forward-looking statements.

OUR COMPANY
Jefferies is a U.S.-headquartered global investment banking and capital markets firm. Our largest subsidiary, Jefferies LLC, a U.S. broker-dealer, was founded in the U.S. in 1962 and our first international operating subsidiary, Jefferies International Limited, a U.K. broker-dealer, was established in the U.K. in 1986. Our strategy focuses on driving momentum in our investment banking business, bringing value to clients and executing in our capital markets sales and trading businesses and growing our credit and alternative asset management platforms.
Our global headquarters and executive offices are located at 520 Madison Avenue, New York, New York 10022. We also have regional headquarters in London and Hong Kong. Our primary telephone number is 212-284-2300 and our Internet address is jefferies.com where we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as proxy statements, as soon as reasonably practicable after we electronically file with the U.S. Securities and Exchange Commission (“SEC”) and can also be viewed at sec.gov. The information contained on our website does not constitute a part of this prospectus.
Business Segments
We report our activities in two business segments: (1) Investment Banking and Capital Markets and (2) Asset Management.
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Investment Banking and Capital Markets provides investment banking, capital markets and other related services to our clients. We provide underwriting and financial advisory services across a range of industry sectors in the Americas; Europe and the Middle East; and Asia-Pacific. Our capital markets businesses operate across the spectrum of equities and fixed income products. Related services include prime brokerage, equity finance and research and strategy. Investment Banking and Capital Markets also includes our corporate lending joint venture (Jefferies Finance LLC) and our commercial real estate finance joint venture (Berkadia Commercial Holding LLC).

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Asset Management provides alternative investment management services to investors globally through our directly owned managers and through our affiliated asset managers. We often seed or provide additional strategic capital in the strategies offered by our affiliated asset managers in addition to investing for our own account. Our Asset Management business also holds investments in public securities and private companies, along with investments in several consolidated subsidiaries whose operations consist of, among other businesses, real estate development, online foreign exchange trading and telecommunications. These investments and holdings include the remainder of our legacy merchant banking portfolio as well as other investments.

RISK FACTORS
For a discussion of risk factors affecting us and our business, see the “Risk Factors” section in our latest Annual Report on Form 10-K filed with the SEC and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.
Additional risks specific to particular securities may be detailed in the applicable prospectus supplement.
Risks Relating to our Debt Securities
Changes in our credit ratings and other factors may affect the trading value of our debt securities.
Our credit ratings are an assessment of our ability to pay our obligations. Consequently, our perceived creditworthiness and any real or anticipated changes in our credit ratings may affect the trading value of our debt securities. Increases in credit spreads prior to the maturity of our securities may also affect their market value. Accordingly, an improvement in our credit ratings will not reduce other factors that may affect the market value of those securities.
If our debt securities are redeemed early or accelerated, you will be exposed to reinvestment risk.
The stated terms of our debt securities may be limited by any optional redemption or acceleration feature described in the relevant prospectus supplement. No further payments will be made on the securities after their early redemption or payment. If the securities are redeemed early or accelerated, the term of your investment in those securities will be limited to a period that is shorter than their original term. There is no guarantee that you will be able to reinvest the proceeds from such an investment at a comparable return for a similar level of risk in the event that those securities are redeemed early or accelerated.
Investments in debt securities denominated in foreign currencies are subject to certain additional risks.
Investments in debt securities that are denominated or payable in, or the payment of which is linked to the value of, a currency other than U.S. dollars are subject to additional risks. Investments in these debt securities may not be appropriate for investors who are not sophisticated in foreign currency transactions.
Exchange rates may affect the value of a New York judgment involving non-U.S. dollar debt securities
The debt securities will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on any debt securities denominated in a foreign currency, such court would enter a judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:
•	additions to working capital;
•	the redemption or repurchase of outstanding securities;
•	the repayment of indebtedness; and
•	the expansion of our business through internal growth or acquisitions.

DESCRIPTION OF CAPITAL STOCK
The rights of our shareholders are governed by the Business Corporation Law of the State of New York (“NYBCL”) and the Restated Certificate of Incorporation of Jefferies and Jefferies’ Amended and Restated By-Laws. The following description of our capital stock does not purport to be complete and is subject in all respects to applicable New York law and is qualified by reference to the provisions of our Restated Certificate of Incorporation and our Amended and Restated By-Laws. Copies of our Restated Certificate of Incorporation and Amended and Restated By-Laws will be sent to shareholders upon request. See “Where You Can Find More Information.”
Authorized Capital
Pursuant to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) we are authorized to issue 606,000,000 shares, which consist of 552,264,500 shares of our common shares, par value $1.00 per share (the “Voting Common Shares”), 47,735,500 shares of our non-voting common shares, par value $1.00 per share (the “Non-Voting Common Shares” and, together with the Voting Common Shares, the “Common Shares”) and 6,000,000 preferred shares, par value $1.00 per share (the “Preferred Shares”).
On April 27, 2023, we established a series of non-voting convertible preferred shares, $1.00 par value per share (the “Series B Preferred Shares”) and designated 70,000 preferred shares as Series B Preferred Shares. On September 19, 2025, we established a series of non-voting convertible preferred shares, $1.00 par value per share (the “Series B-1 Preferred Shares”) and designated 17,500 preferred shares as Series B-1 Preferred Shares.
As of February 28, 2026, we had 204,422,673 Voting Common Shares outstanding, after deducting 116,695,397 Voting Common Shares held in treasury as of such date, no Non-Voting Common Shares outstanding, 55,125 Series B Preferred Shares outstanding and no Series B-1 Preferred Shares outstanding.
The Voting Common Shares
Dividend Rights
Subject to the rights of the holders of any of our Preferred Shares that may be outstanding, holders of our Voting Common Shares are entitled to receive dividends as may be declared by our board of directors out of funds legally available to pay dividends. Holders of our Voting Common Shares and holders of our Non-Voting Common Shares are entitled to share equally, on a per-share basis, in such dividends and other distributions of cash, property or shares of stock as may be declared by our board of directors from time to time out of funds legally available to pay dividends; provided, however, that in the event that such dividend is paid in the form of shares of, or rights, options or warrants to purchase or otherwise acquire Common Shares, holders of our Voting Common Shares shall receive shares of, or rights, options or warrants to purchase or otherwise acquire our Voting Common Shares, as the case may be, and the holders of our Non-Voting Common Shares shall receive an equal number of shares of, or rights, options or warrants to purchase or otherwise acquire Non-Voting Common Shares, as the case may be.
Voting Rights
Each holder of our Voting Common Shares is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of our shareholders. So long as Non-Voting Common Shares are outstanding, no action may be taken which would amend, alter or repeal any provisions of the Certificate of Incorporation or our Amended and Restated By-Laws in a way which would (i) alter, modify or change the powers, preferences or special rights of the Non-Voting Common Shares by any means (other than in connection with certain reorganization events) in a manner that would, adversely affect the preferences, rights, privileges or powers of the Non-Voting Common Shares or (ii) seek any voluntary liquidation, the dissolution or winding up of Jefferies, without, in each case, the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Non-Voting Common Shares, voting as a single and separate class.
No Preemptive, Conversion or Redemption Rights; No Sinking Fund Provisions
Holders of our Voting Common Shares have no preemptive rights to purchase or subscribe for any shares or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to our Voting Common Shares.

Equal Status
Except as expressly provided in the Certificate of Incorporation or required by applicable law, shares of Voting Common Shares shall have the same rights, privileges and preferences (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of Jefferies), rank equally, share ratably, be treated the same (including in any merger, consolidation, share exchange, stock split, reverse stock split, reclassification or other similar transaction) and be identical in all respects as to all matters to the Non-Voting Common Shares, including with respect to dividends, which shall be paid when, as and if declared by the board, in the same per share amount as paid with respect to the Non-Voting Common Shares (provided that if any stock dividend is declared on the Non-Voting Common Shares, the holders of Voting Common Shares will be entitled to receive such dividend payable in shares of Voting Common Shares). Notwithstanding the foregoing, so long as Jefferies complies with certain provisions of the Certificate of Incorporation, Jefferies may repurchase or offer to repurchase, including through open market repurchases or tender offer, or otherwise redeem the Non-Voting Common Shares or the Voting Common Shares, without also repurchasing or offering to repurchase or otherwise redeeming any shares of Voting Common Shares or Non-Voting Common Shares, respectively.
Liquidation Rights
In the event of any liquidation, dissolution or other winding-up of Jefferies, whether voluntary or involuntary, and after the holders of the Preferred Shares shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders will be entitled have been deposited in trust with a bank or trustee having its principal office in the Borough of Manhattan, City, County and State of New York, having a capital, undivided profits and surplus aggregating at least $50,000,000, for the benefit of the holders of the Preferred Shares, the remaining net assets of Jefferies shall be distributed pro rata to the holders of the Common Shares.
Listing
The Voting Common Shares are currently listed on the NYSE under the symbol “JEF.”
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for the Voting Common Shares.
The Non-Voting Common Shares
Dividend Rights
Subject to the rights of the holders of any of our Preferred Shares that may be outstanding, holders of our Non-Voting Common Shares are entitled to receive dividends as may be declared by our board of directors out of funds legally available to pay dividends. Holders of our Voting Common Shares and holders of our Non-Voting Common Shares are entitled to share equally, on a per-share basis, in such dividends and other distributions of cash, property or shares of stock as may be declared by our board of directors from time to time out of funds legally available to pay dividends; provided, however, that in the event that such dividend is paid in the form of shares of, or rights, options or warrants to purchase or otherwise acquire Common Shares, holders of our Voting Common Shares shall receive shares of, or rights, options or warrants to purchase or otherwise acquire our Voting Common Shares, as the case may be, and the holders of our Non-Voting Common Shares shall receive an equal number of shares of, or rights, options or warrants to purchase or otherwise acquire Non-Voting Common Shares, as the case may be.
Voting Rights
Holders of our Non-Voting Common Shares have no voting rights, except as may be required by applicable law and except as set forth below. So long as Non-Voting Common Shares are outstanding, no action may be taken which would amend, alter or repeal any provisions of the Certificate of Incorporation or our Amended and Restated By-Laws in a way which would (i) alter, modify or change the powers, preferences or special rights of the Non-Voting Common Shares by any means (other than in connection with certain reorganization events) in a manner that would, adversely affect the preferences, rights, privileges or powers of the Non-Voting Common Shares or

(ii) seek any voluntary liquidation, the dissolution or winding up of Jefferies, without, in each case, the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Non-Voting Common Shares, voting as a single and separate class.
No Preemptive or Redemption Rights; No Sinking Fund Provisions
Holders of our Non-Voting Common Shares have no preemptive rights to purchase or subscribe for any shares or other securities, and there are no redemption, purchase, retirement or sinking fund provisions with respect to our Non-Voting Common Shares.
Mergers; Reorganizations
In the event of a merger, reorganization, sale of substantially all assets of Jefferies or similar event where the Voting Common Shares are exchanged for cash, securities or other property (a “Reorganization Event”), the Non-Voting Common Shares will be automatically converted into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Voting Common Shares into which such Non-Voting Common Share was convertible immediately prior to such Reorganization Event in exchange for such shares of Voting Common Shares; however, if after giving effect to such conversion, Sumitomo Mitsui Banking Corporation, a joint stock company incorporated in Japan (“SMBC”) and its affiliates would collectively hold more than 4.99% of any class of voting securities of another entity, then, at Jefferies’ option, (i) the Non-Voting Common Shares will remain outstanding but shall become convertible in connection with a Convertible Transfer (as defined below) or an Additional Issuance (as defined below), at the option of the holder of the Non-Voting Common Shares, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the number of shares of Voting Common Shares into which each share of Non-Voting Common Shares would be convertible immediately prior to such Reorganization Event or (ii) the Company may redeem the Non-Voting Common Shares at a cash price per share of Non-Voting Common Shares equal to the fair market value (as determined in accordance with the Certificate of Incorporation) per share of Voting Common Shares. The holders of Non-Voting Common Shares will not have any separate class vote on any Reorganization Event.
Conversion
In the event of a Convertible Transfer (as defined below) to certain non-affiliates of a holder of Non-Voting Common Shares, each share of such holder’s Non-Voting Common Shares will convert into one share of the Voting Common Shares two business days after Jefferies receives a valid notice of Convertible Transfer and conversion from the holder. In order to effect a Convertible Transfer, a holder must also deliver to Jefferies a representation letter and other information as may be reasonably requested by Jefferies in accordance with the terms of the Exchange Agreement, dated as of April 27, 2023 (the “Exchange Agreement”), by and between Jefferies and SMBC.
A “Convertible Transfer” is defined as a transfer by the holder of Non-Voting Common Shares:
(i)	To Jefferies;
(ii)	in a widely distributed public offering of the Voting Common Shares issuable upon conversion of the Non-Voting Common Shares;
(iii)	in a transaction or series of related transactions in which no one transferee (or group of associated transferees) acquires 2% or more of any class of Jefferies’ then outstanding voting securities; or
(iv)	to a transferee that controls more than 50% of every class of Jefferies’ then outstanding voting securities without giving effect to such transfer.
Subject to certain limitations, SMBC has the right to elect to convert each of its shares of Non-Voting Common Shares into one share of Voting Common Shares if an action by Jefferies (e.g., a new stock issuance) has the effect of reducing SMBC’s voting percentage in any class of voting securities of Jefferies (any such action, an “Additional Issuance”).
Adjustments
Unless not reasonably practicable, Jefferies will provide for holders of the Non-Voting Common Shares to participate in (i) non-cash distributions in kind that are not stock splits (e.g., a spin-off), (ii) distributions of rights allowing holders of Voting Common Shares to purchase shares of Voting Common Shares at a discount to market value and (iii) tender offers by Jefferies to purchase Voting Common Shares at or above market value, in each case on an as-converted basis. If such participation is not reasonably practicable, then the terms of the Non-Voting Common Shares will be adjusted to provide the holders of the Non-Voting Common Shares with an economic benefit comparable to that which it would have received in such event.
Equal Status
Except as expressly provided in the Certificate of Incorporation or required by applicable law, shares of Non-Voting Common Shares shall have the same rights, privileges and preferences (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of Jefferies), rank equally, share ratably, be treated the same (including in any merger, consolidation, share exchange, stock split, reverse stock split, reclassification or other similar transaction) and be identical in all respects as to all matters to the Voting Common Shares, including with respect to dividends, which shall be paid when, as and if declared by the board, in the same per share amount as paid with respect to the Voting Common Shares (provided that if any stock dividend is declared on the Voting Common Shares, the holders of Non-Voting Common Shares will be entitled to receive such dividend payable in shares of Non-Voting Common Shares). Notwithstanding the foregoing, so long as Jefferies complies with certain provisions of the Certificate of Incorporation, Jefferies may repurchase or offer to repurchase, including through open market repurchases or tender offer, or otherwise redeem the Voting Common Shares or the Non-Voting Common Shares, without also repurchasing or offering to repurchase or otherwise redeeming any shares of Non-Voting Common Shares or Voting Common Shares, respectively.
Liquidation Rights
In the event of any liquidation, dissolution or other winding-up of Jefferies, whether voluntary or involuntary, and after the holders of the Preferred Shares shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders will be entitled have been deposited in trust with a bank or trustee having its principal office in the Borough of Manhattan, City, County and State of New York, having a capital, undivided profits and surplus aggregating at least $50,000,000, for the benefit of the holders of the Preferred Shares, the remaining net assets of Jefferies shall be distributed pro rata to the holders of the Common Shares.
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for the Non-Voting Common Shares.
The Series B Preferred Shares
Liquidation Rights
The liquidation preference of the Series B Preferred Shares will equal $17,500 per share. The Series B Preferred Shares will rank senior to the Voting Common Shares in the event of a distribution of assets upon dissolution, liquidation or winding up of Jefferies to the extent of its liquidation preference. Otherwise, the Series B Preferred Shares will rank, as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Jefferies, (i) senior to any class or series of capital stock of Jefferies thereafter created specifically ranking by its terms junior to any shares of Series B Preferred Shares, (ii) pari passu with the Voting Common Shares and any class or series of capital stock of Jefferies created (x) specifically ranking by its terms on parity with the Series B Preferred Shares or (y) that does not by its terms rank junior or senior to the Series B Preferred Shares and (iii) junior to any class or series of capital stock of Jefferies thereafter created specifically ranking by its terms senior to any shares of the Series B Preferred Shares.
Dividend Rights
Holders of the Series B Preferred Shares will participate in cash dividends or distributions (subject to certain exceptions for distributions in kind) alongside the Voting Common Shares on an as-converted basis.
Voting Rights
The holders of the Series B Preferred Shares will have no voting rights, except as may be required by applicable law and except as set forth below.

So long as any shares of Series B Preferred Shares are outstanding, Jefferies may not, without the affirmative vote or written consent of at least a majority of the outstanding shares of Series B Preferred Shares, voting as a single and separate class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the bylaws (by any means, including by merger, consolidation, reclassification, or otherwise) so as to, or in a manner that would, adversely affect the preferences, rights, privileges or powers of the Series B Preferred Shares; or (ii) voluntarily liquidate, dissolve or wind up Jefferies.
Redemption
The Series B Preferred Shares will not be redeemable by Jefferies.
Mergers; Reorganizations
In the event of a merger, reorganization, sale of substantially all assets of Jefferies or similar event where the Voting Common Shares of the Jefferies are exchanged for cash, securities or other property (a “Reorganization Event”), the Series B Preferred Shares will be automatically converted into the types and amounts of securities, cash and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Voting Common Shares into which such share of Series B Preferred Shares was convertible immediately prior to such Reorganization Event in exchange for such shares of Voting Common Shares; however, if after giving effect to such conversion, SMBC and its affiliates would collectively hold more than 4.99% of any class of voting securities of another entity, then, at Jefferies’ option, (i) the Series B Preferred Shares will remain outstanding but shall become convertible in connection with a Convertible Transfer (as defined below) or an Additional Issuance (as defined below), at the option of the holder of the Series B Preferred Shares, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the number of shares of Voting Common Shares into which each share of Series B Preferred Shares would be convertible immediately prior to such Reorganization Event; or (ii) Jefferies may redeem the Series B Preferred Shares at a cash price per share of Series B Preferred Shares equal to the product of the Applicable Conversion Rate (as defined below) and the “fair market value” of the Voting Common Shares. The holders of the Series B Preferred Shares will not have any separate class vote on any Reorganization Event.
Conversion
Each share of Series B Preferred Shares will automatically convert into shares of the Non-Voting Common Shares at a rate of one share of Series B Preferred Shares to 500 shares of Non-Voting Common Shares, subject to adjustment (as adjusted, the “Applicable Conversion Rate”), without any further action on the part of the holder or Jefferies on the 36-month anniversary of the date that any shares of Series B Preferred Shares are first issued.
In the event of a Convertible Transfer to certain non-affiliates of a holder of Series B Preferred Shares, each share of such holder’s Series B Preferred Shares will convert into shares of the Voting Common Shares at the Applicable Conversion Rate two business days after Jefferies receives a valid notice of Convertible Transfer and conversion from the holder. In order to effect a Convertible Transfer, a holder must also deliver to Jefferies a representation letter and other information as may be reasonably requested by Jefferies in accordance with the terms of the Exchange Agreement.
A “Convertible Transfer” is defined as a transfer by the holder of Series B Preferred Shares:
(i)	To Jefferies;
(ii)	in a widely distributed public offering of the Voting Common Shares issuable upon conversion of the Series B Preferred Shares;
(iii)	in a transaction or series of related transactions in which no one transferee (or group of associated transferees) acquires 2% or more of any class of Jefferies’ then outstanding voting securities; or
(iv)	to a transferee that controls more than 50% of every class of Jefferies’ then outstanding voting securities without giving effect to such transfer.
Subject to certain limitations, SMBC will have the right to elect to convert its shares of Series B Preferred Shares into shares of Voting Common Shares at the Applicable Conversion Rate if an action by Jefferies (e.g., a new stock issuance) has the effect of reducing SMBC’s voting percentage in any class of voting securities of the Company (any such action, an “Additional Issuance”).

Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for the Series B Preferred Shares.
The Series B-1 Preferred Shares
Liquidation Rights
The liquidation preference of the Series B-1 Preferred Shares will equal $500 per share. The Series B-1 Preferred Shares will rank senior to the Voting Common Shares and pari passu with the Series B Preferred Shares in the event of a distribution of assets upon dissolution, liquidation or winding up of Jefferies to the extent of its liquidation preference. Otherwise, the Series B-1 Preferred Shares will rank, as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Jefferies, (i) senior to any class or series of capital stock of Jefferies thereafter created specifically ranking by its terms junior to any shares of Series B-1 Preferred Shares, (ii) pari passu with the Voting Common Shares, the Series B Preferred Shares and any class or series of capital stock of Jefferies created (x) specifically ranking by its terms on parity with the Series B-1 Preferred Shares or (y) that does not by its terms rank junior or senior to the Series B-1 Preferred Shares and (iii) junior to any class or series of capital stock of Jefferies thereafter created specifically ranking by its terms senior to any shares of the Series B-1 Preferred Shares.
Dividend Rights
Holders of the Series B-1 Preferred Shares will participate in cash dividends or distributions (subject to certain exceptions for distributions in kind) alongside the Voting Common Shares on an as-converted basis.
Voting Rights
The holders of the Series B-1 Preferred Shares will have no voting rights, except as may be required by applicable law and except as set forth below.
So long as any shares of Series B-1 Preferred Shares are outstanding, Jefferies may not, without the affirmative vote or written consent of at least a majority of the outstanding shares of Series B-1 Preferred Shares, voting as a single and separate class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the bylaws (by any means, including by merger, consolidation, reclassification, or otherwise) so as to, or in a manner that would, adversely affect the preferences, rights, privileges or powers of the Series B-1 Preferred Shares; or (ii) voluntarily liquidate, dissolve or wind up Jefferies.
Redemption
The Series B-1 Preferred Shares will not be redeemable by Jefferies.
Mergers; Reorganizations
In the event of a merger, reorganization, sale of substantially all assets of Jefferies or similar event where the Voting Common Shares of the Jefferies are exchanged for cash, securities or other property (a “Reorganization Event”), the Series B-1 Preferred Shares will be automatically converted into the types and amounts of securities, cash and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Voting Common Shares into which such share of Series B-1 Preferred Shares was convertible immediately prior to such Reorganization Event in exchange for such shares of Voting Common Shares; however, if after giving effect to such conversion, SMBC and its affiliates would collectively hold more than 4.99% of any class of voting securities of another entity, then, at Jefferies’ option, (i) the Series B-1 Preferred Shares will remain outstanding but shall become convertible in connection with a Convertible Transfer (as defined below) or an Additional Issuance (as defined below), at the option of the holder of the Series B-1 Preferred Shares, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the number of shares of Voting Common Shares into which each share of Series B-1 Preferred Shares would be convertible immediately prior to such Reorganization Event; or (ii) Jefferies may redeem the Series B-1 Preferred Shares at a cash price per share of Series B-1 Preferred Shares equal to the product of the Applicable Conversion Rate (as defined below) and the “fair market value” of the Voting Common Shares. The holders of the Series B-1 Preferred Shares will not have any separate class vote on any Reorganization Event.

Conversion
Each share of Series B-1 Preferred Shares will automatically convert into shares of the Non-Voting Common Shares at a rate of one share of Series B-1 Preferred Shares to 500 shares of Non-Voting Common Shares, subject to adjustment (as adjusted, the “Applicable Conversion Rate”), without any further action on the part of the holder or Jefferies on the date on which an amendment and restatement of the Certificate of Incorporation to increase the number of authorized shares of the Non-Voting Common Shares by a sufficient amount to facilitate the conversion of all of the issued and outstanding Series B-1 Preferred Shares into shares of Non-Voting Common Shares is filed, accepted and declared effective with the Department of State of the State of New York.
In the event of a Convertible Transfer to certain non-affiliates of a holder of Series B-1 Preferred Shares, each share of such holder’s Series B-1 Preferred Shares will convert into shares of the Voting Common Shares at the Applicable Conversion Rate two business days after Jefferies receives a valid notice of Convertible Transfer and conversion from the holder. In order to effect a Convertible Transfer, a holder must also deliver to Jefferies a representation letter and other information as may be reasonably requested by Jefferies in accordance with the terms of the Exchange Agreement.
A “Convertible Transfer” is defined as a transfer by the holder of Series B-1 Preferred Shares:
(i)	To Jefferies;
(ii)	in a widely distributed public offering of the Voting Common Shares issuable upon conversion of the Series B-1 Preferred Shares;
(iii)	in a transaction or series of related transactions in which no one transferee (or group of associated transferees) acquires 2% or more of any class of Jefferies’ then outstanding voting securities; or
(iv)	to a transferee that controls more than 50% of every class of Jefferies’ then outstanding voting securities without giving effect to such transfer.
Subject to certain limitations, SMBC will have the right to elect to convert its shares of Series B-1 Preferred Shares into shares of Voting Common Shares at the Applicable Conversion Rate if an action by Jefferies (e.g., a new stock issuance) has the effect of reducing SMBC’s voting percentage in any class of voting securities of the Company (any such action, an “Additional Issuance”).

DESCRIPTION OF DEBT SECURITIES
In this section, references to holders mean those who own debt securities registered in their own names, on the books that we or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section beginning on page 29 of this prospectus entitled “Book-Entry Procedures and Settlement.”
References to “we,” “us,” “our,” and the “Company” in this section refer to Jefferies Financial Group Inc. only and not to any of its subsidiaries.
General Terms of Debt Securities
The debt securities offered by this prospectus will be our unsecured obligations and will be either senior debt or subordinated debt which may, or may not, be exchangeable for other securities. We will issue debt securities under the indenture, dated as of October 18, 2013 (the “Indenture”) between Leucadia National Corporation (the former name of the Company) and The Bank of New York Mellon, as trustee.
You can obtain copies of the Indenture by following the directions outlined in “Where You Can Find More Information”, or by contacting the trustee.
The following briefly summarizes the material provisions of the Indenture and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.
Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the Indenture will be The Bank of New York Mellon. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below. Second, the trustee performs administrative duties for us, such as sending you interest payments and notices. When we refer to the “trustee” with respect to any debt securities, we mean the trustee under the Indenture.
The Indenture provides that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. The provisions of the Indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the Indenture, but also to “reopen” previously issued debt securities and issue additional debt securities as the same series, with the same CUSIP number, scheduled maturity date, interest payment dates, if any, and other terms, except for the initial interest payment date, issue price, initial interest accrual date and the amount of the first interest payment; provided, that if such additional debt securities are not fungible with the outstanding debt securities of that series for U.S. federal income tax purposes, the additional debt securities must have a separate CUSIP number.
Types of Debt Securities
Senior Debt
Senior debt will rank on an equal basis with all our other unsecured debt except subordinated debt.
Subordinated Debt
Subordinated debt will rank subordinated and junior in right of payment, to the extent set forth in the Indenture, to all our senior debt.
If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an Event of Default (as defined in the Indenture) under the Indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.
Senior debt means all indebtedness and obligations (other than the debt securities) of, or guaranteed or assumed by, us that are for borrowed money or are evidenced by bonds, debentures, notes or other similar instruments, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, unless in any such case the instrument by which such indebtedness or obligations are created, incurred, assumed or guaranteed by us, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the debt securities.
Fixed and Floating Rate Debt
We may issue fixed or floating rate debt securities.
Fixed rate debt securities will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Material federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.
Upon the request of the holder of any floating rate debt securities, the calculation agent will provide the interest rate then in effect for that debt securities, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. Jefferies Financial Services Inc., a subsidiary of ours, will be the calculation agent unless the applicable prospectus supplement states otherwise. See “—Calculation Agents” below.
All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.
Indexed Debt Securities
This type of debt security provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:
•	securities of one or more issuers;
•	currencies;
•	commodities;
•	indices;
•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or
•	baskets of the items described above.
An indexed debt security may bear interest at a fixed or floating rate, if specified in the applicable prospectus supplement. The prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices, and about the terms on which the security may be settled. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and will have sole discretion in doing so. Jefferies Financial Services Inc., a subsidiary of ours, will be the calculation agent unless the applicable prospectus supplement states otherwise. See “—Calculation Agents” below.
Information in the Prospectus Supplement
The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
•	the title;
•	whether the debt is senior or subordinated;
•	the total principal amount offered;
•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
•	the maturity date or dates;
•	whether the debt securities are fixed rate debt securities or floating rate debt securities;
•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;
•	if the debt security is an original issue discount debt security, the yield to maturity;
•
if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;
•	any provisions for the payment of additional amounts for taxes;
•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;
•	the terms and conditions on which the debt securities may be redeemed at our option;
•	any of our obligations to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
•	any material provisions of the Indenture described in this prospectus that do not apply to the debt securities; and
•	any other specific terms of the debt securities.
We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.”
The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of The Bank of New York Mellon in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Principal Amount, Scheduled Maturity Date and Maturity
Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its scheduled maturity date, unless such amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.
The term “scheduled maturity date” with respect to any debt security means the day on which all outstanding principal and interest amount of the applicable debt security will be due and payable. The principal of the debt security may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal of the debt security actually becomes due, whether at the scheduled maturity date or otherwise, is called the “maturity” of the principal. The principal amount of the debt security will be distributed at maturity (plus accrued and unpaid interest, if any), unless the applicable prospectus supplement specifies another amount.
Payment and Paying Agents
Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of The Bank of New York Mellon in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of The Bank of New York Mellon in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.
Calculation Agents
Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, which will initially be Jefferies Financial Services Inc., our subsidiary, unless the applicable prospectus supplement states otherwise. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
Form of Debt Securities
We will issue the debt securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a debt security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the debt securities only in registered form, without coupons, although we may issue the debt securities in bearer form if so specified in the applicable prospectus supplement.
Payment Currencies
Amounts payable in respect of the debt securities, including the original issue price, will be payable in U.S. dollars, unless specified otherwise in the applicable prospectus supplement.
Listing
If any debt securities are to be listed or quoted on a securities exchange or quotation system, the information will be set forth in the applicable prospectus supplement.
The Indenture
Covenants
Limitations on Mergers and Sales of Assets. The Indenture provides that the Issuer will not merge into, consolidate with or transfer our assets substantially as an entirety (i.e., 90% or more) to any Person, unless:
•
either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, (i) is an entity treated as a “corporation” for U.S. tax purposes or we obtain either (x) an opinion of tax counsel of recognized standing who is reasonably acceptable to the trustee, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such transfer, will not result in an exchange of the Securities for new debt instruments for U.S. federal income tax purposes, and (ii) expressly assumes by supplemental indenture, in form satisfactory to the trustee, the due and punctual payment of the obligations evidenced by the Securities and the performance of all of our other obligations under the Indenture;
•	immediately after the transaction, no Event of Default, or event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and
•	we have delivered an opinion of counsel to the trustee as required under the Indenture (Section 8.01).
The restrictions in the second bullet point above shall not be applicable:
•	if our Board of Directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or
•
if such transaction is with or into a single direct or indirect wholly owned Subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

This provisions above shall not apply to any intracompany transfer of assets to or among any of our Subsidiaries.
In the event of any transaction described in and complying with the conditions listed above in which we are not the continuing entity, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the Indenture, and we shall thereupon be discharged from all obligations and covenants under the Indenture and the debt securities. The successor Person may, in its discretion, add a Subsidiary of ours which is a business corporation as a co-obligor on the debt securities if the successor Person is not a business corporation.
For purposes of the Indenture, “corporation” is defined to include a corporation, association, company, joint-stock company, limited liability company or business trust. “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.
Other than the restrictions described above, the Indenture does not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction. Specifically, the Indenture does not limit the amount of indebtedness we may incur.
Modification of the Indenture
Under the Indenture, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).
In addition, except as may otherwise be provided pursuant to Section 3.01 for all or any specific debt securities of any series, without the consent of any holders, when authorized by a board resolution at any time, we and the trustee may enter into one or more supplemental indentures (which shall conform to the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”) as in force at the date of their execution), in form satisfactory to the trustee, for any of the following purposes:
•
to evidence the succession of another corporation to us, or successive successions, and the assumption by any such successor of our covenants, agreements and obligations pursuant to Article 8 of the Indenture;

•
to add to our covenants such further covenants, restrictions or conditions for the protection of the holders of the debt securities of any or all series as we and the trustee shall consider to be for the protection of the holders of the debt securities of any or all series or to surrender any right or power conferred upon us in the Indenture (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series);

•
to cure any ambiguity, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interests of the holders of debt securities of any series in any material respect;

•
to add to the Indenture such provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

•	to add guarantors or co-obligors with respect to any series of debt securities;
•	to secure any series of debt securities;
•
to establish any form of debt security, as provided in Article 2 of the Indenture, and to provide for the issuance of any series of debt securities, as provided in Article 3 of the Indenture, and to set forth the terms thereof, and/or to add to the rights of the holders of the debt securities of any series;

•
to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the Indenture with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11 of the Indenture;

•
to add any additional Events of Default in respect of the debt securities of any or all series (and if such additional Events of Default are to be in respect of less than all series of debt securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series);

•	to comply with the requirements of the Commission in connection with the qualification of the Indenture under the TIA; or
•	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders of such debt securities.
We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding securities of a series, modify the Indenture or the rights of the holders of the debt securities of such series.
No such modification may, without the consent of each holder of an affected debt security:
•
change the scheduled maturity date or the stated payment date of any payment of premium or interest payable on any debt security, or reduce the principal amount thereof, or any amount of interest or premium payable thereon;

•
change the method of computing the amount of principal of any debt security or any interest payable thereon on any date, or change any place of payment where, or the coin or currency in which, any debt security or any payment of premium or interest thereon is payable;

•
impair the right to institute suit for the enforcement of any payment described in clauses (a) or (b) on or after the same shall become due and payable, whether at Maturity or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

•	change or waive the redemption or repayment provisions of any series;
•
reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, provided for in the Indenture;

•
modify any of the provisions of Section 9.02 or Section 5.13 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in Section 9.02 of the Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(h) of the Indenture;

•	adversely affect the ranking or priority of any series;
•	release any guarantor or co-obligor from any of its obligations under its guarantee of the debt securities or the Indenture, except in compliance with the terms of the Indenture; or
•	waive any Event of Default pursuant to Section 5.01(a), Section 5.01(b) or Section 5.01(c) of the Indenture with respect to such debt security.
Defaults
The Indenture provides that Events of Default regarding any series of debt securities will be any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated by Section 3.01 of the Indenture:
•	our failure to pay required interest on any debt security of such series for 30 days;
•	our failure to pay principal or premium, if any, on any debt security of such series as and when the same shall become due, either at maturity, upon redemption, by declaration or otherwise;
•	our failure to pay any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the debt securities of such series for 30 days;
•
our failure to perform for 90 days after notice any other covenant or warranty in the relevant indenture, other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere specifically dealt with in Section 5.01 of the Indenture;

•
our failure to pay when due the principal of, or interest on, or other amounts payable in respect of, any instrument evidencing or securing indebtedness of ours or any Material Subsidiary (as defined in the Indenture) of ours, other than the debt securities, in the aggregate of $50,000,000 or more;

•
the occurrence of any event of default (other than an event of default arising from a default referred to in the immediately preceding bullet) under an instrument evidencing or securing indebtedness of ours or any Material Subsidiary of ours, other than the debt securities, in the aggregate principal amount of $50,000,000 or more resulting in the acceleration of such indebtedness, which acceleration is not rescinded or annulled pursuant to the terms of such instrument; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).
If any Event of Default (other than an Event of Default described in Section 5.01(g) or 5.01(h) of the Indenture) regarding debt securities of any series issued under the Indenture shall have occurred and be continuing, then and in each and every such case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 51% in aggregate principal amount of outstanding securities of such series, by notice in writing to the Company (and to the trustee if given by holders), may declare the principal amount (or, if the debt securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of each debt security of that series and any and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of the Indenture or the debt securities of such series to the contrary notwithstanding (Section 5.02). If an Event of Default specified in Section 5.01(g) or Section 5.01(h) of the Indenture occurs, the principal amount of the debt securities of such series and any and all accrued interest thereon shall immediately become and be due and payable without any declaration or other act on the party of the trustee or any holder. No declaration of acceleration by the trustee with respect to any series of debt securities shall constitute a declaration of acceleration by the trustee with respect to any other series of debt securities, and no declaration of acceleration by the holders of at least 51% in aggregate principal amount of the outstanding securities of any series shall constitute a declaration of acceleration or other action by any of the holders of any other series of debt securities, in each case whether or not the Event of Default on which such declaration is based shall have occurred and be continuing with respect to more than one series of debt securities, and whether or not any holders of the debt securities of any such affected series shall also be holders of debt securities of any other such affected series. We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the Indenture during the preceding year (Section 10.04).

No Event of Default regarding one series of debt securities issued under the Indenture is necessarily an event of default regarding any other series of debt securities.
Holders of a majority in principal amount of the outstanding securities of any series will be entitled to control certain actions of the trustee under the Indenture and to waive past defaults regarding such series (Sections 5.12 and 5.13). The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (Section 6.03).
If an Event of Default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).
Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 51% in principal amount of the outstanding securities of that series must request the trustee to take action. Holders must also offer and give reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Section 5.07).
Defeasance
Except as may otherwise be set forth in an accompanying prospectus supplement, the provisions for full defeasance and covenant defeasance described below will not apply to each senior and subordinated debt security. When there is a defeasance and discharge, the Indenture will no longer govern the debt securities of such series; we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.
Defeasance and Discharge. If there is a change in applicable United States federal tax law, we can legally release ourselves from all payment and other obligations on any debt securities. This is called defeasance and is further described in Section 4.02 of the Indenture. For us to do so, each of the following must occur:
•
We must irrevocably deposit in trust for the benefit of all holders of those debt securities money or a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•
There must be a change in current United States federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from a debt security would be treated as though we took back the debt security and returned an appropriate share of the cash and debt securities or bonds deposited in trust. In that event, there may be a recognized gain or loss on the debt security;

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above;
Among other customary conditions, no Event of Default shall have occurred at any time during the period ending on the 91st day after the date of the above deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of such deposit.
If we ever defeased a debt security, the trust deposit would make any and all payments on the applicable debt security. We would not be responsible for any payment in the event of any shortfall, and we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series.

Covenant Defeasance. Under current United States law, we can make the same type of deposit described above and be released from the restrictive covenants relating to a debt security that may be described in the applicable prospectus supplement. This is called covenant defeasance and is further described in Section 4.03. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must:
•
deposit in trust for the benefit of the holders of those debt securities money or a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

•
deliver to the trustee a legal opinion of our counsel confirming that under current United States federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.
Subordination
Generally. Unless we say otherwise in a prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated, or junior, to the prior payment in full of all or any of our present and future “senior debt.” This means that we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities if we liquidate, dissolve, reorganize or go through a similar process. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of subordinated debt securities.
Unless we say otherwise in a prospectus supplement, senior debt will be defined as the principal, interest, penalties, fees, indemnities and other obligations and liabilities payable by us in respect of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:
•
indebtedness for money borrowed, including, without limitation, indebtedness for money borrowed which is evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or other instrument, and also including indebtedness represented by a note, debenture, bond or other security or investment (whether or not secured by any lien or other security interest) issued to or assumed in favor of a vendor as all or part of the purchase price of property acquired by us or any of our subsidiaries (excluding any account payable or any other amount payable incurred, created or assumed in the ordinary course of business in connection with the obtaining of material, products or services), but only to the extent such indebtedness is enforceable by a money judgment;

•	guarantees or assumptions by us of indebtedness of others of any of the kinds described in the preceding clause; and
•
renewals, extensions and refundings of, and indebtedness of a successor corporation issued in exchange for or in replacement of, indebtedness, guarantees and assumptions of the kinds described in the preceding two clauses, unless, in the case of any particular indebtedness, obligation, guarantee, assumption, renewal, extension or refunding, the instrument creating or evidencing the same expressly provides that such indebtedness, obligation, guarantee, assumption, renewal, extension or refunding is not superior in right of payment to the securities.

provided that senior debt shall not be deemed to include (1) any indebtedness of ours to any subsidiary, (2) any liability for taxes, (3) any amounts payable or other liabilities to trade creditors arising in the ordinary course of business or (4) any indebtedness which is subordinate or junior by its terms to any other indebtedness of ours.
Payment Blockage for Payment Defaults. Unless we say otherwise in a prospectus supplement, if we have defaulted in the payment of any senior debt, we may not:
•	pay any principal, premium, if any, or interest on subordinated debt securities; or
•	purchase, redeem, defease, or otherwise acquire any subordinated debt securities.

We must resume payment on our subordinated debt securities, and make any payments we have missed, when one of the following has occurred:
•	the senior debt has been discharged or paid in full;
•	the holders of senior debt have waived payment; or
•	the payment default has otherwise been cured or cease to exist.
Payment Blockage for Non-Payment Defaults. Unless we say otherwise in a prospectus supplement, we will also be prohibited from paying any amounts or distributing any assets if:
•	we have defaulted on senior debt in a way that does not involve a failure to pay amounts but accelerates payment; and
•	we and the trustee for the subordinated debt securities have received written notice of this default.
Unless we say otherwise in a prospectus supplement, we will be required to suspend payments and distributions on our subordinated debt securities starting when we receive notice of the applicable default. We may resume payments on our subordinated debt securities, and make any payments we have missed, upon the earliest of:
•	the date that is 179 days after receipt of notice (unless we have previously been required to pay all amounts owing on the applicable senior debt);
•	the date the default and all other similar defaults as to which notice has been given shall have been cured, waived or shall have ceased to exist; and
•	the date the applicable senior debt (and all other senior debt as to which notice has been given) shall have been discharged or paid in full.
Any number of notices of non-payment defaults may be given, but during any 360-day period the aggregate of all payment blockages for non-payment defaults may not exceed 179 days and there shall be a period of at least 181 consecutive days in each 360-day period when no payment blockage period pursuant hereto is in effect.
Payment of Additional Amounts
If so noted in the applicable prospectus supplement or pricing supplement for a particular issuance, we will pay to the holder of any debt security that is beneficially owned by a United States alien holder (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:
•
any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of such debt security (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having or having had a permanent establishment in the United States;

•
any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of the debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

•
any tax, assessment or other governmental charge imposed by reason of such holder’s or beneficial owner’s past or present status as a passive foreign investment company (including a qualified electing fund), a controlled foreign corporation, a personal holding company or a foreign personal holding company with respect to the United States;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;
•
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

•
any tax, assessment or other governmental charge that is imposed by reason of a holder’s or beneficial owner’s present or former status as (i) the actual or constructive owner of 10% or more of the total combined voting power of Jefferies Financial Group Inc. stock, as determined for purposes of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor provision) or (ii) a controlled foreign corporation that is related to us, as determined for purposes of Section 881(c)(3)(C) of the Code (or any successor provision);

•
any tax, assessment or other governmental charge that would not have been imposed or withheld but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements under U.S. income tax laws, including any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States, of the holder or beneficial owner of such note, if such compliance is required by U.S. income tax laws, including any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

•
any tax, assessment or other governmental charge imposed or required pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (commonly referred to as “FATCA”), or imposed under any substantially similar successor legislation, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection therewith;

•
any tax, assessment or other governmental charge imposed solely because the holder or the beneficial owner of such debt security (i) is a bank purchasing such debt security in the ordinary course of its lending business or (ii) is a bank that is neither (a) buying such debt security for investment purposes nor (b) buying such debt security for resale to a third party that either is not a bank or holding such debt security for investment purposes only;

•
any tax, assessment or other governmental charge imposed in whole or in part by reason of such holder’s or beneficial owner’s past or present status as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation, a foreign private foundation or other tax-exempt organization; or

•	any combinations of items identified in the bullet points above.
In addition, we will not be required to pay any additional amounts to any holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security. In addition, if withholding of tax is required on debt securities linked to U.S. equities or equity indices under Treasury regulations promulgated under Section 871(m) of the Code, we will not be required to pay any additional amounts with respect to amounts withheld.
The term United States alien holder means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purpose, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Redemption upon a Tax Event
If so noted in the applicable prospectus supplement or pricing supplement for a particular issuance, we may redeem the debt securities in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount, plus all accrued but unpaid interest through the redemption date if we determine that as a result of a change in tax law (as defined below):
•	we have or will become obligated to pay additional amounts as described under the heading “Payment of Additional Amounts”; or
•	there is a substantial possibility that we will be required to pay such additional amounts.
A change in tax law that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to us.
Prior to the publication of any notice of redemption, we shall deliver to the trustee an officers’ certificate stating that we are entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and an opinion of counsel to such effect based on such statement of facts.
Governing Law
The debt securities and the Indenture will be governed by New York law without regard to conflicts of law principles.
Concerning the Trustee under the Indenture
We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of our business. The Bank of New York Mellon is initially serving as the trustee for any senior debt securities and subordinated debt securities that have been issued and may be issued under the Indenture. The Bank of New York Mellon also serves and may serve as trustee for a number of series of outstanding indebtedness of us and our subsidiaries under other indentures. Consequently, if an actual or potential Event of Default or covenant breach occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more categories of debt securities under the Indenture or resign under the Indenture or the applicable indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” Event of Default or covenant breach means an event that would be an Event of Default or covenant breach if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement and any free writing prospectus a description of any warrants, purchase contracts or units that may be offered pursuant to this prospectus.
If you purchase any of the securities described in this prospectus, any prospectus supplement or any free writing prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Jefferies LLC, our broker-dealer subsidiary, or one of our other affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

FORM, EXCHANGE AND TRANSFER OF DEBT SECURITIES
We have obtained the information in this section concerning DTC, Clearstream Banking S.A. (“Clearstream”), and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing the entire issuance of debt securities. Both certificated debt securities in definitive form and global debt securities will be issued only in registered form. We may issue the debt securities either alone or as part of a unit. References to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Certificated debt securities in definitive form name a holder or its nominee as the owner of the debt security, and, in order to transfer or exchange these debt securities or to receive payments other than interest or other interim payments, a holder or its nominee must physically deliver the debt securities to the trustee, registrar, paying agent or other agent, as applicable. Global debt securities name a depositary or its nominee as the owner of the debt securities represented by these global debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “-Global Debt Securities.”
Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other agents of ours or any agents of the trustee run only to the persons or entities named as holders of the debt securities in the relevant security register. Neither we nor any trustee, other agent of ours or agent of the trustee have obligations to investors who hold beneficial interest in global debt securities, in street name or by any other indirect means.
Upon making a payment or giving a notice to the holder as required by the terms of that debt security, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that debt security but does not do so. Similarly, if we want to obtain the approval or consent of the holders of any debt securities for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.
Global Debt Securities
We may issue debt securities in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by global debt securities. Unless and until it is exchanged in whole for certificated debt securities in definitive registered form, a global debt security may not be transferred except as a whole by and among the depositary for the global debt security, the nominees of the depositary or any successors of the depositary or those nominees.
Debt securities issued in registered global form primarily outside the United States will be deposited with a common depositary or a common safekeeper for Euroclear and/or Clearstream and will be registered in the name of a nominee of the common depositary or common safekeeper. We anticipate that the provisions described under “-The Depositary” below will apply to all other depositary arrangements, unless otherwise described in the applicable prospectus supplement relating to those debt securities.
The Depositary
Except as otherwise described herein or in the applicable prospectus supplement, DTC will be designated as the depositary for any registered global debt security. Each registered global debt security will be registered in the name of Cede & Co., DTC’s nominee.
Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global debt securities will be held in denominations of $1,000 and integral multipliers of $1,000 in excess thereof.

One fully-registered debt security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to $500 million of the principal amount, and an additional certificate will be issued with respect to any remaining.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act, as amended. DTC holds debt securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those debt securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of debt securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as Euroclear and Clearstream, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at dtcc.com. Information on that website is not included or incorporated by reference herein.
Purchases of the debt securities under DTC’s system must be made by or through its direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee of DTC do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the debt securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Neither DTC nor Cede & Co. (nor such other nominee of DTC) will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the debt securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co. or such other nominee as may be requested by DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility, or the responsibility any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, debt security certificates are required to be printed and delivered. In addition, under the terms of the Indenture, we may at any time and in our sole discretion decide not to have any of the debt securities represented by one or more registered global debt securities. We understand, however, that, under current industry practices, DTC would notify its participants of our request, but will only withdraw beneficial interests from a global debt security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any certificated debt securities issued in definitive form in exchange for a registered global debt security will be registered in the name or names that DTC gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that DTC’s instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the registered global debt security that had been held by DTC.
According to DTC, the foregoing information relating to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. DTC may change or discontinue the foregoing procedures at any time.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR DEBT SECURITIES
The debt securities may be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co. Beneficial interests in the registered global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the registered global debt securities held by DTC through Clearstream or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in the registered global debt securities in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A., a New York corporation, will act as depositary for Euroclear. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. Depositary” for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee.
Individual certificates in respect of the debt securities will not be issued in exchange for the registered global debt securities, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global debt securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the debt securities represented by registered global debt securities upon delivery of those registered global debt securities for cancellation.
Title to book-entry interests in the debt securities will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the debt securities may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the debt securities may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the debt securities among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank SA/NV, or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of interests in the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent debt securities settlement processing and dated the business day following the DTC settlement date. Credits of interests or any transactions involving interests in the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant and settled during subsequent debt securities settlement processing will be reported to the relevant Clearstream Participants or Euroclear Participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of interests in the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a free writing prospectus, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
•	through agents;
•	to or through underwriters;
•	through broker-dealers (acting as agent or principal);
•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;
•	through a combination of any such methods of sale; or
•	through any other methods described in a prospectus supplement.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement and any free writing prospectus any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement or any free writing prospectus, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement or free writing prospectus will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement and free writing prospectus will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.
To the extent required, the prospectus supplement or free writing prospectus will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or free writing prospectus will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

CONFLICTS OF INTEREST
Jefferies LLC, our broker-dealer subsidiary, and certain other of our affiliates, are, or may be from time to time, members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the offered securities. Accordingly, offerings of securities in which Jefferies LLC, or our other affiliates, participate will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

MARKET-MAKING RESALES BY AFFILIATES
This prospectus may be used by Jefferies LLC (or our other affiliates) in connection with offers and sales of the securities in market-making transactions (and offers and sales of any other securities covered by this prospectus, including securities issued under previous registration statements of the registrant or securities issued under previous registration statements of Jefferies Group LLC (formerly Jefferies Group, Inc.) and/or Jefferies Group Capital Finance Inc. (the covenants and obligations of which were assumed by us pursuant to the reorganization transactions described in our Current Report on Form 8-K filed on November 1, 2022), and securities underlying such securities that are incidental to such market-making activity). In a market-making transaction, Jefferies LLC (or our other affiliates) may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Jefferies LLC (or our other affiliates) may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies LLC (or our other affiliates) acts as principal, or as agent for both counterparties in a transaction in which Jefferies LLC (or our other affiliates) does not act as principal. Jefferies LLC (or our other affiliates) may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Jefferies LLC (or our other affiliates) may also engage in transactions of this kind and may use this prospectus for this purpose.
Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that Jefferies LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless you are advised otherwise, this prospectus is being used in a market-making transaction.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
This section describes the material United States federal income tax consequences of owning certain of the debt securities, Common Shares and Preferred Shares we are offering. This section does not discuss U.S. federal taxation consequences of exchangeable debt instruments, Indexed Debt Securities (as described above under “Description of Debt Securities” — “Types of Debt Securities” — “Indexed Debt Securities”) and debt instruments on which payments will be made other than in U.S. dollars. The material U.S. federal income tax consequences of owning Preferred Shares that may be convertible into or exercisable or exchangeable for securities or other property or of owning warrants, purchase contracts and units will be described in the applicable prospectus supplement.
The following is a general discussion of the material U.S. federal income tax consequences and certain U.S. federal estate tax consequences of the acquisition, ownership and disposition of debt securities, Common Shares and Preferred Shares issued under this prospectus and constitutes the opinion of our tax counsel, Sidley Austin LLP.
This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	U.S. expatriates and certain former citizens or long-term residents of the United States;
•	banks and certain financial institutions;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	insurance companies;
•	certain dealers and traders in securities or commodities;
•	investors holding debt securities, Common Shares or Preferred Shares as part of a “straddle,” wash sale, hedging, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships (or other entities classified as partnerships for U.S. federal income tax purposes), S corporations or other flow-through entities for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively;
•	foreign governments or agencies; or
•	persons subject to the alternative minimum tax.
This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If a partnership or an entity treated as a partnership holds the debt securities, Common Shares or Preferred Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership or an entity treated as a partnership holding the debt securities, Common Shares or Preferred Shares should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities, Common Shares or Preferred Shares.
This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable prospectus supplement or pricing supplement. Accordingly, you should also consult the applicable prospectus supplement or pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific offering.
As the law applicable to the U.S. federal income taxation of instruments discussed in this prospectus is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, potentially with retroactive effect. Persons considering the purchase of these securities should consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Taxation of Debt Securities
The following is a general discussion of the material U.S. federal income tax consequences and certain U.S. federal estate tax consequences of the acquisition, ownership and disposition of debt securities issued under this prospectus and constitutes the opinion of our tax counsel, Sidley Austin LLP. This subsection applies only to initial investors in debt securities who (i) for U.S. federal income tax purposes purchase the debt securities at their “issue price,” which will equal the first price at which a substantial amount of the debt securities, as applicable, are sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and (ii) will hold the debt securities as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.
Subject to any additional discussions in the applicable prospectus supplement or pricing supplement, it is expected, and the discussion below assumes, that the issue price of a debt security is equal to its stated issue price indicated in the applicable prospectus supplement or pricing supplement. The discussion applies only to debt securities that are treated as debt instruments for U.S. federal income tax purposes. The U.S. federal income tax treatment of other debt securities will be addressed in the applicable prospectus supplement or pricing supplement.
If the debt securities provide that we have the right to redeem them at greater than 100% of the principal amount of the debt securities, plus accrued interest, the discussion in this section is based in part on our determination that with respect to such debt securities, there will be no more than a remote likelihood that we would exercise our right to redeem such debt securities. Our determination that there will be no more than a remote likelihood that we would redeem the debt securities is binding on holders of the debt securities, unless a holder discloses to the Internal Revenue Service (“IRS”), in the manner required by applicable Treasury regulations, that the holder is taking a different position. It is possible that the IRS may take a different position regarding the remoteness of the likelihood of redemptions, in which case, if the position of the IRS were sustained, the timing, amount and character of income recognized with respect to a debt security may be substantially different from that described herein, and a holder may be required to recognize income significantly in excess of payments received and may be required to treat as interest income all or a portion of any gain recognized on a disposition of a debt security. This discussion assumes that the IRS will not take a different position or, if it takes a different position, that such position will not be sustained. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the likelihood of redemption.
U.S. Holders
This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•
a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.
Stated Interest. Subject to the discussion below, stated interest on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Discount Debt Securities. A debt security (other than a short-term debt security, as defined below) that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as a “discount debt security”) unless the debt security satisfies a de minimis threshold (as described below). In such case, the amount of original issue discount with respect to a debt security will be equal to the excess of the “stated redemption price at maturity” over the issue price of the debt security. The “stated redemption price at maturity” of a debt security equals the sum of all payments required under the debt security other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than debt instruments of the Issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by:
•	a single fixed rate of interest payable throughout the term of the debt security;
•	a single variable rate payable throughout the term of the debt security; or
•	to the extent described as such in the applicable prospectus supplement or pricing supplement, any other qualifying floating rate or rates.
A debt security will not be considered to have original issue discount if the difference between the debt security’s stated redemption price at maturity and its issue price is less than a de minimis amount, defined by applicable Treasury regulations as 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, or, in the case of an installment obligation (as defined by applicable Treasury regulations), the weighted average maturity. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity.
A U.S. Holder of discount debt securities will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for U.S. federal income tax purposes. U.S. Holders of discount debt securities will be required to include original issue discount in income for U.S. federal income tax purposes as such original issue discount accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income. Under this method, U.S. Holders of discount debt securities generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.
The annual amount of original issue discount includable in income by the initial U.S. Holder of a discount debt security will equal the sum of the daily portions of the original issue discount with respect to the discount debt security for each day on which such holder held the debt security during the taxable year. Generally, the daily portions of the original issue discount are determined by allocating to each day in an accrual period the ratable portion of the original issue discount allocable to such accrual period. The term “accrual period” means an interval of time with respect to which the accrual of original issue discount is measured, which intervals may vary in length over the term of the debt security provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or final day of an accrual period.
The amount of original issue discount allocable to an accrual period will be the excess of (i) the product of the adjusted issue price of the debt security at the commencement of such accrual period and its yield to maturity over (ii) the amount of any qualified stated interest payments allocable to the accrual period. The adjusted issue price of the debt security at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of the original issue discount previously includable in the gross income of any holder (without regard to any acquisition premium), reduced by the amount of any payment other than a payment of qualified stated interest previously made with respect to the debt security. There is a special rule for determining the original issue discount allocable to an accrual period if an interval between payments of qualified stated interest contains more than one accrual period. The yield to maturity of the debt security is the yield to maturity computed on the basis of a constant interest rate, compounding at the end of each accrual period; such constant yield, however, must take into account the length of the particular accrual period. If all accrual periods are of equal length except for an initial or an initial and final shorter accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; the original issue discount allocable to the final accrual period is in any event the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period.

If a portion of the initial purchase price of a debt security is attributable to pre-issuance accrued interest, the first stated interest payment on the debt security is to be made within one year of the debt security’s issue date, and the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the debt security by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the debt security or includible in a U.S. Holder’s income, and should be excluded from a U.S. Holder’s adjusted basis in the debt security.
If a debt security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the debt security are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the debt security will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement or pricing supplement.
U.S. Holders of discount debt securities containing a survivor’s option should consult with their tax advisors regarding the effect of such feature to their particular circumstances.
Discount Debt Securities Subject to Early Redemption. A discount debt security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with original issue discount and, if so, the timing of accrual of the original issue discount). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, you will generally be presumed to exercise an option to require us to repurchase a debt security if the exercise of the option will increase the yield on the debt security. If such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating original issue discount, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s “adjusted issue price” on that date. A debt security’s “adjusted issue price” is defined as the sum of its issue price and the aggregate amount of previously accrued original issue discount, less any prior payments on the debt security other than payments of qualified stated interest.
Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount on or prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with original issue discount. If a debt security is not treated as issued with original issue discount and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without original issue discount.
Market Discount. If a U.S. Holder purchases a debt security for an amount that is less than its “revised” issue price in the case of a discount debt security (or, in the case of a debt security issued without original issue discount, its stated redemption price at maturity), such U.S. Holder will be treated as having purchased such debt security at a “market discount,” unless such market discount is less than a specified de minimis amount. For this purpose, the “revised” issue price of a discount debt security generally equals its issue price, increased by the amount of original issue discount that has accrued over the term of the debt security.
Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and that is treated as having accrued on such debt security at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the scheduled maturity date of the debt security, unless the U.S. Holder elects (as described below) to accrue market discount on a constant yield basis. Such an election will apply only to the debt securities with respect to which it is made, and may not be revoked.
A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a debt security with market discount until the scheduled maturity date of the debt security or certain earlier dispositions.
A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the debt security and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.
Amortizable Bond Premium. If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the U.S. Holder will be considered to have purchased the debt security with amortizable bond premium equal to such excess. Special rules may apply in the case of debt securities that are subject to optional redemption. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the debt security and may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the debt security in that accrual period. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the premium previously amortized. Bond premium on a debt security held by a U.S. Holder that does not make such an election will decrease the amount of gain or increase the amount of loss otherwise recognized on the disposition of the debt securities. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.
Constant Yield Election. A U.S. Holder of a debt security may elect to include in income all interest and discount (including de minimis original issue discount and market discount), as adjusted by any premium with respect to such debt security based on a constant yield method, as described above. The election is made for the taxable year in which the U.S. Holder acquired the debt security, and it may not be revoked without the consent of the IRS. If such election is made with respect to a debt security having market discount, such holder will be deemed to have elected currently to include market discount on a constant interest basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a debt security having amortizable bond premium, such holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the taxpayer during the year of election or thereafter.
Short-Term Debt Securities. A debt security that matures (after taking into account the last possible date that the debt security could be outstanding under the terms of the debt security) one year or less from its issue date (a “short-term debt security”) will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash-method U.S. Holder of a short-term debt security is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. U.S. Holders that so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder that is not required to, and that does not elect to, apply an accrual method of tax accounting to the short-term debt security, any gain realized on the sale, exchange or retirement of the short-term debt security will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such a U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the short-term debt security, in an amount not exceeding the accrued discount, until the accrued discount is included in income or the U.S. Holder disposes of the short-term debt security in a taxable transaction.

Sale, Exchange or Retirement of the Debt Securities. Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount received that is attributable to accrued but unpaid qualified stated interest. Amounts attributable to accrued but unpaid qualified stated interest are treated as interest as described under “Payments of Stated Interest” above.
A U.S. Holder’s adjusted tax basis in a debt security for U.S. federal income tax purposes will equal the cost of the debt security to the holder, increased by the amounts of any original issue discount previously included in income by the U.S. Holder with respect to the debt security and reduced by any amortized bond premium, any principal payments received by the U.S. Holder and, in the case of a discount debt security, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).
Subject to the discussion above in “Short-Term Debt Securities,” gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year, and short-term capital gain or loss otherwise.
Additional Tax on Investment Income
The Health Care and Education Reconciliation Act of 2010 requires certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) including, among other things, interest and proceeds of sale in respect of securities like the debt securities, subject to certain exceptions. A U.S. Holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective purchasers of the debt securities should consult with their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the debt securities.
Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of debt securities that is for U.S. federal income tax purposes:
•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.
The term “Non-U.S. Holder” does not include any of the following holders:
•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of debt securities is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in debt securities.

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid (including original issue discount, if any) on a debt security, provided that:
•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Jefferies Financial Group Inc. stock that are entitled to vote;
•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and
•	the U.S. paying agents (collectively referred to as “U.S. Payors”) do not have actual knowledge or reason to know that the holder is a U.S. person and:
(i)
the holder has furnished to the U.S. Payor an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is (or, in the case of a Non-U.S. Holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-U.S. person;

(ii)	the U.S. Payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:
(A)
a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(B)
a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS); or

(C)	a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company, that has agreed to be treated as a U.S. person for withholding purposes, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a withholding foreign partnership or a qualified intermediary, in accordance with its agreement with the IRS),
(iii)
the U.S. Payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the Non-U.S. Holder,

(A)
certifying to the U.S. Payor under penalties of perjury that an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form has been received from the holder by it or by a similar financial institution between it and the holder, and

(B)	to which is attached a copy of an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form, or
(iv)
the U.S. Payor otherwise possesses documentation upon which it may rely to treat the payments as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations.

Subject to the discussion below regarding effectively connected interest, a Non-U.S. Holder that does not meet the conditions set forth above will be subject to gross-basis U.S. federal withholding tax at the applicable rate (currently 30%) with respect to payments of interest on a debt security, unless the Non-U.S. Holder is entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the Non-U.S. Holder’s country of residence. To claim such a reduction or exemption, a Non-U.S. Holder must generally complete an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form and claim this exemption on the form. In some cases, a Non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

Interest Treated as Effectively Connected
Notwithstanding the foregoing discussion and subject to the discussion below regarding backup withholding, interest on a Non-U.S. Holder’s debt securities will not be subject to U.S. federal withholding tax if:
•	the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States;
•	interest income on the Non-U.S. Holder’s debt securities is effectively connected with the conduct of its trade or business in the United States; and
•
the Non-U.S. Holder has certified to the U.S. Payor on an IRS Form W-8ECI or an acceptable substitute form that it is exempt from withholding tax because the interest income on its debt securities will be effectively connected with the conduct of its trade or business in the United States.

Interest income on the debt securities that is treated as effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, that is treated as attributable to a permanent establishment of the Non-U.S. Holder in the United States) will be includable in the income of the Non-U.S. Holder for regular U.S. federal income tax purposes and taxed at the same rates that apply to the U.S. Holders (and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, the net interest income may also be subject to branch profits tax at a 30% rate, or such lower rate as is provided under an applicable tax treaty).
Sale or Other Disposition of the Debt Securities
Subject to the discussions of backup withholding below, a Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, retirement or other taxable disposition of a debt security unless such gain is effectively connected with a United States trade or business of such Non-U.S. Holder and, in the case of a qualified resident of a country having an applicable income tax treaty with the United States, such gain is attributable to a U.S. permanent establishment of such Non-U.S. Holder. Gain that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, that is treated as attributable to a permanent establishment of the Non-U.S. Holder in the United States) will be includable in the income of the Non-U.S. Holder for regular U.S. federal income tax purposes and taxed at the same rates that apply to the U.S. Holders (and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, the gain may also be subject to branch profits tax at a 30% rate, or such lower rate as is provided under an applicable tax treaty). However, an individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the sale, retirement, or other taxable disposition of a debt security, and that satisfies certain other conditions, will be subject to U.S. federal income tax on any gain recognized (subject to offset by certain United States-source losses) at a 30% rate or such lower rate as is provided under an applicable treaty.
United States Federal Estate Tax
Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, a debt security that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the debt security, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty and without regard to the discussion below concerning FATCA).
Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of an investment in the debt securities in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.
Backup Withholding and Information Reporting
In general, in the case of a non-corporate U.S. Holder, we and other payors are required to report to the IRS all payments of principal, premium, if any, and interest on the debt securities. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of the debt securities before maturity within the United States.

Additionally, backup withholding at the applicable rate (currently 24%) will apply to any payments if the holder fails to provide an accurate taxpayer identification number, or the holder is notified by the IRS that the holder has failed to report all interest and dividends required to be shown on the holder’s federal income tax returns. Backup withholding is not an additional tax. In general, a holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed the holder’s income tax liability by filing a timely refund claim with the IRS.
In general, in the case of a Non-U.S. Holder, payments of principal, premium, if any, and interest made by us and other payors to the holder will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—Non-U.S. Holders” are satisfied or the Non-U.S. Holder otherwise establishes an exemption. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that the broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished to the broker:
•	an appropriate IRS Form W-8 or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is not a United States person; or
•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or
•	the holder otherwise establishes an exemption.
If a holder fails to establish an exemption and the broker does not possess adequate documentation of the holder’s status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by the holder unless the broker has actual knowledge or reason to know that the holder is a United States person.
In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
•	the proceeds are transferred to an account maintained by the holder in the United States;
•	the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address; or
•
the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:
•	a United States person;
•	a controlled foreign corporation for United States federal income tax purposes;
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or
•	a foreign partnership, if at any time during its tax year:
•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
•
such foreign partnership is engaged in the conduct of a United States trade or business; unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a United States person. Backup withholding is not an additional tax. In general, a Non-U.S. Holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed its income tax liability by filing a timely refund claim with the IRS.
Foreign Account Tax Compliance Act
Legislation commonly referred to as “FATCA” generally imposes a gross-basis withholding tax of 30% on certain payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify or supplement these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. Withholding (if applicable) applies to any payment of amounts treated as interest on the debt securities. Under proposed Treasury regulations, FACTA withholding does not apply to gross proceeds from the sale or other disposition of debt securities. In its preamble to such proposed regulations, the Treasury Department and the IRS have stated that taxpayers may generally rely on the proposed Treasury regulation until final Treasury regulations are issued. We will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the debt securities.
Taxation of Common Shares and Preferred Shares
This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the Common Shares or Preferred Shares that we may offer other than Preferred Shares that may be convertible into or exercisable or exchangeable for securities or other property, which will be described in the applicable prospectus supplement.
U.S. Holders
This subsection describes the tax consequences to a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of a Common Shares or Preferred Shares and you are:
•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to United States federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders” below.
Distributions. You will be taxed on distributions (other than certain distributions of Common Shares or Preferred Shares or rights to acquire any such shares) on Common Shares or Preferred Shares as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a non-corporate U.S. Holder, dividends paid to you will generally be “qualified dividends” that are currently taxable to you at a maximum preferential rate of 20%, provided that you hold your Common Shares or Preferred Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your Common Shares or Preferred Shares for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding periods requirements. If the applicable holding period requirements are not satisfied, non-corporate U.S. holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 50% dividends-received deduction.
You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the Common Shares or Preferred Shares, as applicable, is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the Common Shares or Preferred Shares, as applicable, by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the Common Shares or Preferred Shares. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.
Limitations on Dividends Received Deduction. Corporate shareholders may not be entitled to take the 50% dividends-received deduction in all circumstances. Prospective corporate investors in Common Shares or Preferred Shares should consider the effect of:
•
Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as Common Shares or Preferred Shares;

•
Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (or, if the dividend is attributable to a period or periods aggregating over 366 days, at least 91 days during the 180-day period beginning on the date which is 90 days before the date on which such share becomes ex-dividend with respect to such dividend)); and

•
Section 1059 of the Internal Revenue Code, which, under certain circumstances (including situations where Common Shares or Preferred Shares are issued at a premium), reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends. If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the Common Shares or Preferred Shares by the non-taxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the non-taxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the Common Shares or Preferred Shares generally would be a dividend that:
•
equals or exceeds 5% of the corporate shareholder’s adjusted tax basis in the Common Shares or Preferred Shares, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate shareholder’s adjusted tax basis in the Common Shares or Preferred Shares, treating all dividends having ex-dividend dates within a 365 day period as one dividend.
In determining whether a dividend paid on the Common Shares or Preferred Shares is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the non-taxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.
If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of Common Shares or Preferred Shares in your particular circumstances.
Redemption Premium. If we redeem your Preferred Shares at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the Preferred Shares were treated as an original issue discount debt security for United States federal income tax purposes. See “— Taxation of Debt Securities — U.S. Holders — Discount Debt Securities” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “— Limitations on Dividends Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for Common Shares or Preferred Shares that are redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.
Sale or Exchange of Common or Preferred Shares Other Than by Redemption. If you sell or otherwise dispose of your Common Shares or Preferred Shares (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the disposition and your adjusted tax basis in the Common Shares or Preferred Shares sold or otherwise disposed. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Shares or Preferred Shares so disposed exceeds one year. Capital gain of a non-corporate United States holder is generally taxed at preferential tax rates. A U.S. Holder’s adjusted tax basis in its Common Shares or Preferred Shares generally will equal the U.S. Holder’s acquisition cost for such shares, less any prior distributions treated as a return of capital. If a U.S. Holder received Common Shares or Preferred Shares in a taxable exchange for property other than cash, the U.S. Holder’s acquisition cost generally will be the fair market value of the Common Shares or Preferred Shares received in the exchange. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible for reduced rates of U.S. federal income tax. If the U.S. Holder’s holding period for the Common Shares or Preferred Shares so disposed of is one year or less, any gain on such sale or other taxable disposition would be subject to short-term capital gain treatment and generally would be subject to U.S. federal income tax at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Redemption of Common or Preferred Shares. If we are permitted to and redeem your Common Shares or Preferred Shares, it generally would be a taxable event. You would be treated as if you had sold your Common Shares or Preferred Shares if the redemption:
•	results in a complete termination of your stock interest in us;
•	is substantially disproportionate with respect to you; or
•	is not essentially equivalent to a dividend with respect to you.
In determining whether any of these tests has been met, under certain circumstances, shares of common or preferred considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.
If we redeem your Common Shares or Preferred Shares in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the Common Shares or Preferred Shares redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Common Shares or Preferred Shares for more than one year.
If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the Common Shares or Preferred Shares and thereafter would be treated as capital gain. If a redemption of the Common Shares or Preferred Shares is treated as a distribution that is taxable as a dividend, your basis in the redeemed Common Shares or Preferred Shares would be transferred to the remaining shares of our stock that you own, if any.
Special rules apply if we redeem Common Shares or Preferred Shares for our debt securities. We will discuss these rules in an applicable prospectus supplement if we have the option to redeem your Common Shares or Preferred Shares for our debt securities.

Non-U.S. Holders
This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of Common Shares or Preferred Shares by a non-U.S. holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of Common Shares or Preferred Shares that is for U.S. federal income tax purposes:
•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.
The term “Non-U.S. Holder” does not include any of the following holders:
•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of Common Shares or Preferred Shares is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Common Shares or Preferred Shares.
Dividends. Except as described below, if you are a Non-U.S. holder of Common Shares or Preferred Shares, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:
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a valid Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

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in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.
If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:
•	you are not a United States person; and
•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.
“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate Non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Shares or Preferred Shares. If you are a Non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of Common Shares or Preferred Shares unless:
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the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

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you are an individual, you hold the Common Shares or Preferred Shares as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

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we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of your class of Common Shares or Preferred Shares and you are not eligible for any treaty exemption.

If you are a corporate Non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.
Federal Estate Taxes
Common Shares or Preferred Shares held by a Non-United States holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Backup Withholding and Information Reporting
U.S. Holders
In general, if you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, will apply to dividend payments or other taxable distributions made to you, and the payment of proceeds to you from the sale of Common Shares or Preferred Shares effected at a U.S. office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.
Non-U.S. Holders
If you are a Non-U.S. Holder, we and other payors are required to report payments of dividends on Internal Revenue Service Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of Common Shares or Preferred Shares effected at a United States office of a broker provided that either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of Common Shares or Preferred Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.
Foreign Account Tax Compliance Act (FATCA) Withholding
FATCA could impose a withholding tax of 30% on dividend income and other periodic payments on the Common Shares or Preferred Shares paid to you or any non-U.S. person or entity that receives such income (a “non-U.S. payee”) on your behalf, unless you and each such non-U.S. payee in the payment chain comply with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements. In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.
Withholding may be imposed at any point in a chain of payments if the payee is not compliant. A chain may work as follows, for example: The payment is transferred through a paying agent to a clearing system, the clearing system makes a payment to each of the clearing system’s participants, and finally the clearing system participant makes a payment to a non-U.S. bank or broker through which you hold the Common Shares or Preferred Shares, who credits the payment to your account. Accordingly, if you receive payments through a chain that includes one or more non-U.S. payees, such as a non-U.S. bank or broker, the payment could be subject to withholding if, for example, your non-U.S. bank or broker through which you hold the Common Shares or Preferred Shares fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if you would not otherwise have been directly subject to withholding.
A number of countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that the Common Shares or Preferred Shares will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or investors that indirectly hold the Common Shares or Preferred Shares through financial institutions in) those countries.
The withholding tax described above could apply to all dividends on the Common Shares or Preferred Shares. We will not pay any additional amounts in respect of this withholding tax, so if this withholding applies, you will receive less than the amount that you would have otherwise received.
Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. You should consult your own tax advisors regarding FATCA. You should also consult your bank or broker through which you would hold the Common Shares or Preferred Shares about the likelihood that payments to it (for credit to you) may become subject to withholding in the payment chain.
In addition, your Common Shares or Preferred Shares may also be subject to other U.S. withholding tax as described herein.

CERTAIN ERISA CONSIDERATIONS
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these debt securities.
Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.
In addition, we and certain of our subsidiaries and affiliates and other issuers, as well as agents, underwriters or broker dealers selling the debt securities, may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code, with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these debt securities are acquired by or with the assets of a plan with respect to which such entities or their respective affiliates is a service provider or other party in interest, unless the debt securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.
The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these debt securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of debt securities and the related lending transactions, provided that the relevant party in interest involved in the transaction is a party in interest solely by reason of providing services to the plan or having a relationship to such a service provider and does not have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction, and provided further that the plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these debt securities.
Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “non- ERISA arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations.
Under regulations promulgated by the U.S. Department of Labor (“DOL”) set forth at 29 C.F.R Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), unless an applicable exception applies, if the debt securities were determined to be “equity interests” in us or another issuer, non- exempt prohibited transactions and other violations of ERISA or the Code could occur with respect to our management and investment activities or those of other issuers if our or another issuer’s assets were deemed to be the “plan assets” of plans investing in us or another issuer. Under the Plan Asset Regulations, generally a class of debt securities will not be characterized as an equity interest if such debt securities are treated as (i) indebtedness under local law and do not have any “substantial equity features”, or (ii) although equity interests, represent interests in an “operating company” within the meaning of the Plan Asset Regulations. We should be considered an “operating company” although other issuers may not be considered operating companies. In addition, to the extent an investor holds a contract right, this may be considered neither indebtedness nor equity but should not cause our assets or those of another issuer to be considered “plan assets.” The applicable pricing supplement will specify whether the debt securities are considered indebtedness without substantial equity features, equity interests in issuers (and whether such issuers should be considered operating companies within the meaning of the Plan Asset Regulations) or contract rights, and whether or not the debt securities are eligible to be purchased by plans or non-ERISA arrangements.

Without regard to whether the debt securities are considered indebtedness without substantial equity features, equity, or contract rights, because we or another issuer, or another party involved in the transaction, may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable pricing supplement, these debt securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95- 60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable pricing supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these debt securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of these debt securities that either (a) it is not a plan or a plan asset entity, is not purchasing such debt securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these debt securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.
Each purchaser and holder of these debt securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the debt securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of these debt securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

VALIDITY OF SECURITIES
The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.
EXPERTS
The financial statements of Jefferies Financial Group Inc. incorporated by reference in this prospectus, and the effectiveness of Jefferies Financial Group Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public on the SEC’s Internet site at sec.gov. Our SEC filings can also be found on our website at www.jefferies.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.
In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:
Jefferies Financial Group Inc.
520 Madison Avenue
New York, New York 10022
Attention: Corporate Secretary
Telephone: (212) 460-1900
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2025 filed on January 28, 2026;
•	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2026 filed on April 7, 2026;
•	our Current Reports on Form 8-K filed on December 8, 2025, January 14, 2026, January 16, 2026, March 31, 2026, April 24, 2026 and April 28, 2026;
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the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A relating to our 2026 Annual Meeting filed on February 23, 2026;

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the description of our common shares set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended November 30, 2025, as filed with the SEC on January 28, 2026, and including any amendments and reports filed for the purpose of updating such description; and

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solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus relating to those securities that were previously filed by us in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement or a document incorporated in this prospectus or an accompanying prospectus supplement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 11, 2026)
Jefferies Financial Group Inc.
Up to 25,000,000

Common Shares
We previously entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC relating to the sale of our common shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell up to 25,000,000 of our common shares, $1.00 par value per share, from time to time through Jefferies LLC acting as our sales agent.
Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “JEF.”
As of the date of this prospectus supplement, we do not intend to sell any common shares under the Sales Agreement. The closing price of our common shares on May 8, 2026 was $52.98 per share. We expect to sell common shares under the Sales Agreement only if the market price of our common shares increases substantially in a way that may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals. At that time, our share may be volatile and our market prices may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals. Under those circumstances, we would caution you against investing in our common shares, unless you are prepared to incur the risk of incurring substantial losses. Please see the section of this prospectus supplement titled “Risk Factors.”
Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies LLC is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies LLC and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies LLC will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds of any common shares sold under the Sales Agreement. In connection with the sale of the common shares on our behalf, Jefferies LLC will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies LLC will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies LLC with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution (Conflicts of Interest)” beginning on page S-7 for additional information regarding the compensation to be paid to Jefferies LLC.
Investing in our common shares involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement, before making a decision to invest in our common shares.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is May 11, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you from those documents which we may file with the SEC from time to time. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common shares offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Jefferies LLC has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies LLC is not, making an offer of these securities in any state where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations and prospects may have changed since that date.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common shares. You should read this entire prospectus carefully, especially the section in this prospectus supplement titled “Risk Factors,” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus supplement to “Jefferies,” “we,” “us,” “our,” “our company” or “the company” refer to Jefferies Financial Group Inc., a New York corporation, and its direct and indirect subsidiaries.
Overview
Jefferies is a U.S.-headquartered global investment banking and capital markets firm. Our largest subsidiary, Jefferies LLC, a U.S. broker-dealer, was founded in the U.S. in 1962 and our first international operating subsidiary, Jefferies International Limited, a U.K. broker-dealer, was established in the U.K. in 1986. Our strategy focuses on driving momentum in our investment banking business, bringing value to clients and executing in our capital markets sales and trading businesses and growing our credit and alternative asset management platforms.
Our global headquarters and executive offices are located at 520 Madison Avenue, New York, New York 10022. We also have regional headquarters in London and Hong Kong. Our primary telephone number is 212-284-2300 and our Internet address is jefferies.com where we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as proxy statements, as soon as reasonably practicable after we electronically file with the U.S. Securities and Exchange Commission (“SEC”) and can also be viewed at sec.gov. The information contained on our website does not constitute a part of this prospectus.
Business Segments
We report our activities in two business segments: (1) Investment Banking and Capital Markets and (2) Asset Management.
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Investment Banking and Capital Markets provides investment banking, capital markets and other related services to our clients. We provide underwriting and financial advisory services across a range of industry sectors in the Americas; Europe and the Middle East; and Asia-Pacific. Our capital markets businesses operate across the spectrum of equities and fixed income products. Related services include prime brokerage, equity finance and research and strategy. Investment Banking and Capital Markets also includes our corporate lending joint venture (Jefferies Finance LLC) and our commercial real estate finance joint venture (Berkadia Commercial Holding LLC).

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Asset Management provides alternative investment management services to investors globally through our directly owned managers and through our affiliated asset managers. We often seed or provide additional strategic capital in the strategies offered by our affiliated asset managers in addition to investing for our own account. Our Asset Management business also holds investments in public securities and private companies, along with investments in several consolidated subsidiaries whose operations consist of, among other businesses, real estate development, online foreign exchange trading and telecommunications. These investments and holdings include the remainder of our legacy merchant banking portfolio as well as other investments.

THE OFFERING
Common shares offered by us:
Up to 25,000,000 of our common shares.
Common shares to be outstanding immediately after this offering:
Up to 229,422,673 shares (as more fully described in the notes following this table), assuming sales of 25,000,000 of our common shares in this offering.
As of the date of this prospectus supplement, we do not intend to sell any common shares under the Sales Agreement. We expect to sell common shares under the Sales Agreement only if the market price of our common shares increases substantially in a way that may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals. Accordingly, the actual number of shares, if any, offered under the Sales Agreement may be significantly less than 25,000,000 shares.
Plan of Distribution:
“At the market offering” that may be made from time to time through the sales agent, Jefferies LLC. See “Plan of Distribution (Conflicts of Interest)” on page S-7 of this prospectus supplement.
Conflicts of Interest:
Jefferies LLC, our broker-dealer affiliate, is a member of the Financial Industry Regulatory, Inc., which we refer to as “FINRA.” Accordingly, offerings of the common shares included in this prospectus supplement in which Jefferies LLC participates will conform to the requirements set forth in Rule 5121 of the Conduct Rules of FINRA. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” on page S-7 of this prospectus supplement.
Use of Proceeds:
We currently intend to use the net proceeds from this offering, if any, together with our existing cash, cash equivalents and short-term investments, for general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.
Risk Factors:
Investing in our common shares involves significant risks. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-3 of this prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
NYSE symbol:
“JEF”
The number of our common shares shown above to be outstanding after this offering is based on 204,422,673 common shares outstanding as of February 28, 2026, after deducting 116,695,397 common shares held in treasury as of such date.

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before making a decision to invest in our common shares, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Quarterly Report on Form 10-Q, as may be updated by our subsequent annual reports, quarterly reports and other filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement for Forward-Looking Information” in the accompanying prospectus.
Additional risks related to the offering
At the time we offer and sell shares, the market prices and trading volume of our common shares may have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common shares to incur substantial losses.
As of the date of this prospectus supplement, we do not intend to sell any common shares under the Sales Agreement. The closing price of our common shares on May 8, 2026 was $52.98 per share. We expect to sell common shares under the Sales Agreement only if the market price of our common shares increases substantially in a way that may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals.
At the time we offer and sell shares, the market prices and trading volume of our common shares may have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common shares to incur substantial losses. During this time, we may not have experienced any material changes in our financial condition or results of operations that would explain such price volatility or trading volume. Such volatility and market prices may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we would not know how long these dynamics would last. Under those circumstances, we would caution you against investing in our common shares, unless you are prepared to incur the risk of incurring substantial losses.
Extreme fluctuations in the market price of our common shares may be accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns may create several risks for investors, including the following:
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the market price of our common shares may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

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factors in the public trading market for our common shares may include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common shares and any related hedging and other trading factors;

•
our market capitalization, as implied by recent trading prices, may reflect significantly higher valuations of the company than those seen prior to recent volatility and that are significantly higher than our market capitalization prior to such periods of volatility, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our common shares could incur substantial losses if there are declines in the market prices of our common shares driven by a return to earlier valuations;

•
to the extent volatility in our common shares is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common shares as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases abates; and

•	if the market price of our common shares subsequently declines, you may be unable to resell your shares at or above the price at which you acquired them.
We cannot assure you that the value of newly issued common shares will not fluctuate or decline significantly in the future, in which case you could incur substantial losses. We may incur rapid and substantial increases or decreases in our share price that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our common shares may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common shares or result in fluctuations in the price or trading volume of our common shares, including the risks and uncertainties that are outlined in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025 filed with the SEC on January 28, 2026 and in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2026 filed with the SEC on April 7, 2026.
In addition, shareholders may institute securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.
A “short squeeze” due to a sudden increase in demand for our common shares that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze may lead to extreme price volatility in our common shares.
Investors may purchase our common shares to hedge existing exposure or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure is high relative to the number of our common shares readily available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may, in turn, dramatically increase the price of our common shares until additional common shares are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our common shares may be traded in the future by short sellers, which may increase the likelihood that our common shares will be the target of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze may lead to volatile price movements in our common shares that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase our common shares necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common shares may rapidly decline. Investors that purchase our common shares during a short squeeze may lose a significant portion of their investment. Under those circumstances, we caution you against investing in our common shares, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.
Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to us and may not be reliable or accurate.
At the time we offer and sell shares, we may have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This may include coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our common shares. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common shares which could cause losses to your investments.

If you purchase our common shares in this offering, you may experience future dilution in the net tangible book value of your shares.
Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
Future sales or issuances of our common shares in the public markets, or the perception of such sales, could depress the trading price of our common shares.
The sale of a substantial number of our common shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.
It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to Jefferies LLC to sell our common shares at any time throughout the term of the Sales Agreement. The number of shares, if any, that are sold through Jefferies LLC after our instruction will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with Jefferies LLC in any instruction to sell shares, and the demand for our common shares during the sales period. Because the price per share of each share sold, if any, will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
The common shares offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell up to 25,000,000 of our common shares from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Jefferies LLC as a source of financing.
We currently intend to use the net proceeds from this offering, if any, together with our existing cash, cash equivalents and short-term investments, for general corporate purposes.
As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds from this offering or the amounts that we will actually spend on the uses set forth above. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their use, we intend to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We previously entered into the Sales Agreement with Jefferies LLC, under which we may offer and sell our common shares from time to time through Jefferies LLC acting as agent. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Pursuant to this prospectus supplement and the accompanying prospectus, we may sell up to 25,000,000 of our common shares.
Each time we wish to issue and sell our common shares under the Sales Agreement, we will notify Jefferies LLC of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies LLC, unless Jefferies LLC declines to accept the terms of such notice, Jefferies LLC has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies LLC under the Sales Agreement to sell our common shares are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies LLC is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies LLC may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies LLC a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies LLC for the fees and disbursements of its counsel, which was payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies LLC otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies LLC under the terms of the Sales Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies LLC will provide written confirmation to us before the open on the NYSE on the day following each day on which our common shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of our common shares on our behalf, Jefferies LLC will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies LLC will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies LLC against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies LLC may be required to make in respect of such liabilities.
The offering of common shares pursuant to the Sales Agreement will terminate as permitted therein.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies LLC, and Jefferies LLC may distribute the prospectus supplement and the accompanying prospectus electronically.
Conflicts of Interest
Jefferies LLC, our broker-dealer affiliate, is a member of the Financial Industry Regulatory, Inc., which we refer to as “FINRA.” Accordingly, offerings of the common shares included in this prospectus supplement in which Jefferies LLC participates will conform to the requirements set forth in Rule 5121 of the Conduct Rules of FINRA. Jefferies LLC and its affiliates have provided investment banking services to us and our affiliates in the past and/or may do so in the future. They receive customary fees and commissions for these services. In addition, they may also receive brokerage services and market data and analytics products from us and our affiliates. For further information about our relationship with Jefferies LLC, see our latest Annual Report on Form 10-K filed with the SEC, and any updates thereto contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein.

LEGAL MATTERS
The validity of the common shares offered by this prospectus supplement will be passed upon for us by Sidley Austin LLP. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS
The financial statements of Jefferies Financial Group Inc. incorporated by reference in this prospectus supplement, and the effectiveness of Jefferies Financial Group Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public on the SEC’s Internet site at sec.gov. Our SEC filings can also be found on our website at www.jefferies.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.
In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:
Jefferies Financial Group Inc.
520 Madison Avenue
New York, New York 10022
Attention: Corporate Secretary
Telephone: (212) 460-1900

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. This prospectus supplement and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2025 filed on January 28, 2026;
•	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2026 filed on April 7, 2026;
•	our Current Reports on Form 8-K filed on December 8, 2025, January 14, 2026, January 16, 2026, March 31, 2026, April 24, 2026 and April 28, 2026;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A relating to our 2026 Annual Meeting filed on February 23, 2026;

•
the description of our common shares set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended November 30, 2025, as filed with the SEC on January 28, 2026, and including any amendments and reports filed for the purpose of updating such description; and

•
solely with regard to the securities covered by this prospectus supplement that were initially offered and sold under previously filed registration statements of and that from time to time may be reoffered and resold in market-making transactions under this prospectus supplement, the information in the prospectus supplements relating to those securities that were previously filed by us in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus supplement).

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus supplement or a document incorporated in this prospectus supplement.

Jefferies Financial Group Inc.
Common Shares
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Units

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The table below itemizes the expenses payable by Jefferies Financial Group Inc. (the “Registrant”) in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the SEC registration fee.

Securities Act Registration Fee	$ *
Rating agency fees	+
Legal Fees and Expenses	+
Printing Expenses	+
Accounting Fees and Expenses	+
Trustee Fees and Expenses	+
Miscellaneous	+
Total	$+

*	Deferred in accordance with Rules 456(b) and 457(r).
+	Estimated expenses not presently known.
Item 15.	Indemnification of Directors and Officers.
The Registrant is a New York corporation. Section 721 of the New York Business Corporation Law (the “Business Corporation Law”) provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Registrant’s Amended and Restated By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Registrant.
Sections 722 through 725 of the Business Corporation Law provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in an action or proceeding (other than one by or in the right of any other corporation of any type or kind) against his reasonable expenses, including attorneys’ fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in an action by or in the right of the corporation to procure a judgment in its favor, against judgments, fines, settlement payments and reasonable expenses, including attorneys’ fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.
Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. The Registrant maintains an insurance policy providing both directors and officers liability coverage.
Article Tenth of the Registrant’s Restated Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

Item 16.	Exhibits.
The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description
1.1	Form of distribution agreement for debt securities.
1.2
Open Market Sale AgreementSM, dated November 1, 2022, between Jefferies Financial Group Inc. and Jefferies LLC (previously filed as Exhibit 1.2 to the Registrant’s Current Report on Form 8-K filed on November 1, 2022)*

3.1	Restated Certificate of Incorporation of Jefferies Financial Group Inc. (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 31, 2026).*
3.2
Amended and Restated By-Laws of Jefferies Financial Group Inc. (effective September 30, 2021) (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2021).*

4.1
Indenture, dated as of October 18, 2013, originally between Leucadia National Corporation and The Bank of New York Mellon, as trustee (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 18, 2013), now between Jefferies Financial Group Inc. and The Bank of New York Mellon, as trustee.*

4.2
Indenture, dated as of March 12, 2002, by and between Jefferies Financial Group Inc. (as successor by merger to Jefferies Group LLC (formerly Jefferies Group, Inc.)) and The Bank of New York Mellon, as trustee (previously filed as Exhibit 4.1 to Jefferies Group LLC’s and Jefferies Group Capital Finance Inc.’s Form S-3 Registration Statement filed on February 1, 2019 (File Nos. 333-229494 and 333-229494-01)).*

4.3
First Supplemental Indenture, dated as of July 15, 2003, to Indenture dated as of March 12, 2002 by and between Jefferies Financial Group Inc. (as successor by merger to Jefferies Group LLC (formerly Jefferies Group, Inc.)) and The Bank of New York Mellon, as trustee (previously filed as Exhibit 4.2 to Jefferies Group, Inc.’s Form S-3 Registration Statement filed on July 15, 2003 (No. 333-107032)).*

4.4
Second Supplemental Indenture, dated as of December 19, 2012, to the Indenture dated as of March 12, 2002, by and between Jefferies Financial Group Inc. (as successor by merger to Jefferies Group LLC (formerly Jefferies Group, Inc.)) and The Bank of New York Mellon, as trustee (previously filed as Exhibit 4.1 to Jefferies Group, Inc.’s Current Report on Form 8-K filed on December 20, 2012).*

4.5
Third Supplemental Indenture, dated as of March 1, 2013, to the Indenture dated as of March 12, 2002 by and between Jefferies Financial Group Inc. (as successor by merger to Jefferies Group LLC (formerly Jefferies Group, Inc.)) and The Bank of New York Mellon, as trustee (previously filed as Exhibit 4.3 to Jefferies Group, Inc.’s Current Report on Form 8-K filed on March 1, 2013).*

4.6
Fourth Supplemental Indenture, dated as of November 1, 2022, among Jefferies Financial Group Inc. and The Bank of New York Mellon, as trustee, to the Indenture, dated as of March 12, 2002 (previously filed as Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on November 1, 2022).*

4.7
Indenture, dated as of May 26, 2016, by and among Jefferies Financial Group Inc. (as successor by merger to Jefferies Group LLC) and originally Jefferies Group Capital Finance Inc. and The Bank of New York Mellon, as trustee (previously filed as Exhibit 4.1 to the Form 8-A of Jefferies Group LLC and Jefferies Group Capital Finance Inc. filed on January 17, 2017) and currently between Jefferies Financial Group Inc. and The Bank of New York Mellon.*

4.8
First Supplemental Indenture, dated as of November 1, 2022, by and between Jefferies Financial Group Inc. and The Bank of New York Mellon, as trustee, to the Senior Debt Indenture, dated as of May 26, 2016 (previously filed as Exhibit 4.7 to the Registrant’s Current Report on Form 8-K filed on November 1, 2022).*

4.9
Form of senior fixed rate debt security of Jefferies Group LLC and Jefferies Group Capital Finance Inc. (previously filed as Exhibit 4.8 to Jefferies Group LLC’s and Jefferies Group Capital Finance Inc.’s Form S-3ASR Registration Statement filed on February 1, 2022 (File Nos. 333-262456 and 333-262456-01)).*

Exhibit Number	Description
4.10
Form of senior floating rate debt security of Jefferies Group LLC and Jefferies Group Capital Finance Inc. (previously filed as Exhibit 4.9 to Jefferies Group LLC’s and Jefferies Group Capital Finance Inc.’s Form S-3ASR Registration Statement filed on February 1, 2022 (File Nos. 333-262456 and 333-262456-01)).*

4.11
Form of subordinated fixed rate debt security of Jefferies Group LLC and Jefferies Group Capital Finance Inc. (previously filed as Exhibit 4.10 to Jefferies Group LLC’s and Jefferies Group Capital Finance Inc.’s Form S-3ASR Registration Statement filed on February 1, 2022 (File Nos. 333-262456 and 333-262456-01)).*

4.12
Form of subordinated floating rate debt security of Jefferies Group LLC and Jefferies Group Capital Finance Inc. (previously filed as Exhibit 4.11 to Jefferies Group LLC’s and Jefferies Group Capital Finance Inc.’s Form S-3ASR Registration Statement filed on February 1, 2022 (File Nos. 333-262456 and 333-262456-01)).*

4.13	Form of senior fixed rate debt security of Jefferies Financial Group Inc.
4.14	Form of senior floating rate debt security of Jefferies Financial Group Inc.
4.15	Form of subordinated fixed rate debt security of Jefferies Financial Group Inc.
4.16	Form of subordinated floating rate debt security of Jefferies Financial Group Inc.
4.17	Form of Series A senior structured debt security of Jefferies Financial Group Inc.
4.18	Form of Series A Master Note of Jefferies Financial Group Inc.
5.1	Opinion of Sidley Austin LLP.
5.2	Opinion of Sidley Austin LLP.
8.1	Tax Opinion of Sidley Austin LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Sidley Austin LLP (included in Exhibits 5.1, 5.2 and 8.1).
24.1	Power of Attorney (contained on signature page).
25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon as trustee with respect to the indenture, dated as of October 18, 2013.
25.2
Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon with respect to the Indenture (Senior Securities), dated as of March 12, 2002, by and between Jefferies Financial Group Inc. (as successor by merger to Jefferies Group LLC (formerly Jefferies Group, Inc.)) and The Bank of New York Mellon, as trustee.

25.3
Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon with respect to the Indenture, dated as of May 26, 2016 (Senior Debt Securities), by and among Jefferies Financial Group Inc. (as successor by merger to Jefferies Group LLC) and Jefferies Group Capital Finance Inc. and The Bank of New York Mellon, as trustee.

107	Calculation of Filing Fee Table.

*	Incorporated by reference.
Item 17.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of May, 2026.

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Matt Larson
Name: Matt Larson
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Handler, Chief Executive Officer of the Registrant, Matt Larson, Chief Financial Officer and Executive Vice President of the Registrant, and Michael J. Sharp, Executive Vice President, and General Counsel of the Registrant, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-3, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons on behalf of Jefferies Financial Group Inc. and in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Richard B. Handler	Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2026
Richard B. Handler

/s/ Brian P. Friedman	President and Director	May 11, 2026
Brian P. Friedman

/s/ Joseph S. Steinberg	Chairman of the Board of Directors	May 11, 2026
Joseph S. Steinberg

/s/ Matt Larson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 11, 2026
Matt Larson

/s/ Mark L. Cagno	Vice President and Controller (Principal Accounting Officer)	May 11, 2026
Mark L. Cagno

/s/ Linda L. Adamany	Director	May 11, 2026
Linda L. Adamany

/s/ Robert D. Beyer	Director	May 11, 2026
Robert D. Beyer

NAME	TITLE	DATE

/s/ Matrice Ellis Kirk	Director	May 11, 2026
Matrice Ellis Kirk

/s/ MaryAnne Gilmartin	Director	May 11, 2026
MaryAnne Gilmartin

/s/ Yoshihiro Hyakutome	Director	May 11, 2026
Yoshihiro Hyakutome

/s/ Thomas W. Jones	Director	May 11, 2026
Thomas W. Jones

/s/ Jacob M. Katz	Director	May 11, 2026
Jacob M. Katz

/s/ Michael T. O’Kane	Director	May 11, 2026
Michael T. O’Kane

/s/ Melissa V. Weiler	Director	May 11, 2026
Melissa V. Weiler